                                                                    Exhibit 10.2

          THIS HEALTH SERVICES AGREEMENT (the "Agreement") is dated as of the
                                               ---------
24th day of July, 1997, by and between HIP of New Jersey, Inc., a New Jersey not-for-profit corporation (the "Plan"), and Pinnacle Health Enterprises,
                                 ----
L.L.C., a Delaware limited liability company ("PHE").
                                               ---

                                  WITNESSETH:

          WHEREAS, the Plan is a federally qualified and state certified health maintenance organization conducting business under the name of "HIP Health Plan of New Jersey" and provides, or arranges for the provision of, Covered Services for Covered Persons; and

          WHEREAS, PHE is an Integrated System of Care(R) or ISOC(R) comprised of PHE Providers in the State, and is authorized to contract on their behalf with managed care plans, and coordinate the delivery of, and reimbursements for, a continuum of health care services; and

          WHEREAS, the Plan wishes to have PHE, through its ISOC(R), arrange for the delivery of Covered Services to Covered Persons enrolled in the Plan's Coverage Plans on the terms and conditions set forth herein; and

          WHEREAS, PHE and PINNACLE MEDICAL GROUP, P.A., a New Jersey professional corporation (the "Medical Group") have entered into a Medical
                               -------------
Services Agreement dated as of February 28, 1997 and annexed hereto as Exhibit A
                                                                       ---------
pursuant to which Physicians and other Providers agree to provide Covered Services for Center Covered Persons; and

          WHEREAS, through a series of Provider Agreements entered into and to be entered into by PHE with Providers throughout the State, PHE has developed and will develop a network pursuant to which Physicians and other Providers can provide Covered Services to Covered Persons; and

          WHEREAS, the effectiveness of this Agreement is contingent upon the consummation of the transactions related to this Agreement, including the receipt of all necessary governmental approvals and consents in connection herewith.

          NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                            SECTION 1 - DEFINITIONS

As used herein, the terms below shall have the following meanings:

"ACCREDITATION AGENCY" means any non-governmental accreditation agency,
 --------------------
including without limitation NCQA, which monitors, audits, accredits or performs other similar functions with respect to health maintenance organizations and other managed care organizations.

"AFFILIATE" means, with respect to any Person, any other Person that directly or
 ---------
indirectly controls, is controlled by, or is under common control with such Person. For purposes of this definition, "control" means either:

     (A) the possession, directly or indirectly, of the power to direct or to cause the direction of the management of the affairs of a Person or the conduct of the business of a Person; or

     (B) the holding of a direct or indirect equity or voting interest of 50% or more in the Person.

PHP and the Medical Group shall each be deemed to be an Affiliate of PHE.

"AGREEMENT" means this Health Services Agreement between the Plan and PHE,
 ---------
including all exhibits and attachments hereto, as the same may be amended from time to time in conformity herewith.

"ASO" means administrative services only.
 ---

"CAPITATION PAYMENTS" means the payments described in Attachment 1.1 to be made
 -------------------                                  --------------
by the Plan to PHE for Covered Services.

"CENTERS" means, collectively, the Health Care Centers and any other health care
 -------
centers which were not previously owned or operated by the Plan and currently are or hereinafter will be owned or operated by PHE or one of its Affiliates, including without limitation Medical Group, within the State to provide or arrange for the provision of health care services.

"CENTER COVERED PERSONS" means any Person entitled to Covered Services under his
 ----------------------
or her Coverage Plan, or any other Person designated by the Plan, who has elected or been designated to receive primary care Covered Services at the Centers.

"CLAIM" AND "CLAIM NOTICE" have the meanings given to such terms in Section 5.3.
 ------------------------

"CLOSING DATE" means the date of the closing of all transactions between the
 ------------
Plan and PHE and its Affiliates related to this Agreement.

"COINSURANCE" means the amount (expressed as a percentage) of allowable expenses
 -----------
payable by a Covered Person for the cost of Covered Services, including those amounts payable pursuant to an out-of-network benefit or an indemnity or POS Coverage Plan.

"COPAYMENT" means those charges permitted under a Covered Person's Coverage Plan
 ---------
which should be collected directly by Physicians or Health Care Providers from a Covered Person as partial payment for Covered Services.

"COVERAGE PLAN" means a plan of health care coverage that is provided or
 -------------
administered by the Plan or its Affiliates for:

     (A) one or more employers or other groups through contracts, including but not limited to insurance contracts, health maintenance organization contracts, POS contracts, employer funded or ASO contracts, or any other plan provided or administered by the Plan or its Affiliates; or

     (B) one or more individuals through contracts such as health maintenance organization contracts or Medicare or Medicaid contracts.

"COVERED PERSON" means, collectively, Center Covered Persons and Network Covered
 --------------
Persons.

"COVERED SERVICES" means all Medically Necessary health care services and
 ----------------
supplies covered under and in accordance with the terms (including any required preauthorization) of the applicable Coverage Plan, or as required by applicable law, rules or regulations, for Covered Persons.

"COVERING PHYSICIAN" means (a) in the case of Covered Services provided to
 ------------------
Center Covered Persons, a Physician chosen directly or indirectly by PHE or the Medical Group, and (b) in the case of Covered Services provided to Network Covered Persons, a Physician who is either a PHE Provider or a non-PHE Provider approved by the Plan's Medical Director chosen by a PHE Provider, in each case who is to provide Covered Services to Covered Persons during a time period when a Covered Person's regular PHE Provider is not available.

"CREDENTIALING" means a process by which the professional credentials and
 -------------
professional qualifications of Physicians, and, if applicable, Health Care Providers are reviewed, both prior to first providing Covered Services to Covered Persons and periodically thereafter, to determine whether or not they meet the Plan's requirements for providing or arranging for Covered Services to Covered Persons under Coverage Plans. This term specifically includes recredentialing.

"DEDUCTIBLE" means the portion of the cost of Covered Services which a Covered
 ----------
Person must pay before the Plan is obligated to pay for such Covered Services.

"DELEGATION AGREEMENT" means the delegation agreement in the form annexed hereto
 --------------------
as Attachment 1.2 to be entered into between Plan and PHE on the Closing Date.
   --------------

"DELEGATED FUNCTIONS" means those administrative and medical management functions which PHE shall perform or cause to be performed on behalf of the Plan pursuant to the Delegation Agreement.

"EDISON HEALTH CARE CENTER"  means the health care center located at 312 Pierson
 -------------------------
Avenue in Edison, New Jersey which shall be conveyed by the Plan to PHE.

"EFFECTIVE DATE" means (a) if the Closing Date shall be on or before the 15/th/
 --------------
day of a month, the first day of such month, or (b) if the Closing Date shall be after the 15/th/ day of a month, the first day of the next succeeding month, or
(c) such other date as is mutually agreed upon by the Plan and PHE.

"EMERGENCY" means a medical condition manifesting itself by acute symptoms of
 ---------
sufficient severity including, but not limited to, severe pain, psychiatric disturbances and/or symptoms of substance abuse such that absence of immediate attention could reasonably be expected to result in: placing the health of the individual (or, with respect to a pregnant woman, the health of the woman or her unborn child) in serious jeopardy; serious impairment to bodily functions; or serious dysfunction of a bodily organ or part. With respect to a pregnant woman who is having contractions, an emergency exists where: there is inadequate time to effect a safe transfer to another hospital before delivery; or the transfer may pose a threat to the health or safety of the woman or the unborn child.

"EXCLUSIVE HEALTH CARE CENTERS" means those Centers so designated in Attachment
 -----------------------------                                       ----------
1.3.
---

"FINANCIAL RISK" has the meaning given to such term in N.J.A.C. 8:38-1.2, as
 --------------                                        --------
amended from time to time.

"FINANCIAL RISK PERIOD" means the period during which the Plan shall be solely
 ---------------------
financially responsible for Covered Services rendered to Network Covered Persons, which period shall commence on the Effective Date and shall continue for 180 days thereafter or, if such 180 day period does not end on the last day of a calendar month, the Financial Risk Period shall end on the last day of the month in which such 180/th/ day falls.

"FORCE MAJEURE" has the meaning given to such term in Section 7.14.
 -------------

"HEALTH CARE CENTERS" means those health care centers, listed in Attachment 1.3,
 -------------------                                             --------------
which PHE will lease and, in the case of the Edison Health Care Center, which will be conveyed to PHE by the Plan, which will be staffed by Medical Group to provide Covered Services as described in this Agreement.

"HEALTH CARE PROVIDER" means an individual or organization (other than a
 --------------------
Physician, Supplier, or Institutional Care Facility) who or which is certified, licensed or otherwise recognized to provide health care services in the state where such services shall be furnished.

"INSTITUTIONAL CARE FACILITY" means a hospital, acute care facility, sub-acute
 ---------------------------
care facility, rehabilitation facility, skilled nursing care facility, or other institution which:

     (A) provides facilities for inpatient and/or outpatient health care services; and

     (B) has all necessary licenses, approvals and authorizations to operate as such a facility.

"LOSSES" has the meaning given to such term in Section 5.3.
 ------

"MANAGED CARE ORGANIZATION" means any of the following (other than the Plan or
 -------------------------
its Affiliates): (a) any health maintenance organization; (b) any comprehensive medical plan; (c) an exclusive provider organization; or (d) any Person other than PHE or its Affiliates offering or operating a point-of-service plan, or preferred provider organization.

"MEDICAL GROUP" means Pinnacle Medical Group, P.A., a New Jersey professional
 -------------
corporation.

"MEDICAL SERVICES AGREEMENT" means the agreement between PHE and Medical Group,
 --------------------------
annexed hereto as Exhibit A.
                  ---------

"MEDICALLY NECESSARY" means any health care service or supply provided by a
 -------------------
Provider for the diagnosis or treatment of a Covered Person's condition and which the Plan determines is:

     (A) consistent with the symptoms, diagnosis and treatment of the Covered Person's condition;

     (B)  in accordance with standards of good medical practice;

     (C) not primarily for the convenience of the Covered Person, the Covered Person's family, or his or her Provider; and

     (D) approved by the appropriate medical body or board for the Covered Person's condition.

"NCQA" means the National Committee for Quality Assurance.
 ----

"NETWORK COVERED PERSONS" means any person entitled to Covered Services under
 -----------------------
his or her Coverage Plan, or any other Person designated by the Plan, who has elected or been designated to receive primary care Covered Services through a PHE Provider, and who is not a Center Covered Person.

"NON-COVERED SERVICES" means those health care services and supplies which:
 --------------------

     (A) are not covered under the terms of a Covered Person's Coverage Plan, and are, therefore, the financial responsibility of the Covered Person; or

     (B) if a Covered Service, the total cost of such Covered Service which exceeds the limitations set forth in the Covered Person's Coverage Plan, and which excess amount is, therefore, the financial responsibility of the Covered Person.

"NON-EXCLUSIVE HEALTH CARE CENTERS" means those Health Care Centers so
 ---------------------------------
designated in Attachment 1.3 or determined pursuant thereto.
              --------------

"PERSON" means a natural person, partnership (general or limited), corporation,
 ------
limited liability company, trust, estate, association or other entity.

"PHE" means Pinnacle Health Enterprises, L.L.C., a Delaware limited liability
 ---
company.

"PHE PROVIDER" means Medical Group and a Provider who has agreed to provide
 ------------
Covered Services to Covered Persons pursuant to:

     (A) an employment agreement or other contractual arrangement which it has entered into with Medical Group;

     (B) a Provider Agreement which it has entered into or under which it is covered with PHE; or

     (C) is a Plan Provider who is deemed to have entered into a Provider Agreement with PHE and who the Plan and PHE have agreed shall continue to provide Covered Services to Covered Persons.

"PHP" means PHP Healthcare Corporation, a Delaware corporation.
 ---

"PHYSICIAN" means a person licensed to practice medicine or osteopathy in a
 ---------
state where such person practices or a professional corporation or other business entity of such persons.

"PHYSICIAN INCENTIVE PLAN" has the meaning specified in 42 C.F.R. (S)417.479, as
 ------------------------
amended from time to time.

"PLAN" means HIP of New Jersey, Inc. and its successors and permitted assigns.
 ----

"PLAN'S MEDICAL DIRECTOR" means the Physician identified by the Plan (and his or
 -----------------------
her designees) whose responsibilities include the oversight of the protocols and procedures constituting the Provider Guide as well as other medical management programs and such other responsibilities as determined by the Plan from time to time.

"PLAN PROVIDER" means a Provider who, as of the Effective Date, is not a PHE
 -------------
Provider, and is under a contractual arrangement with Plan.

"POS" means point of service.
 ---

"PRIMARY CARE PHYSICIAN" means a Physician who is a PHE Provider:
 ----------------------

     (A) specializing in family practice, general practice, internal medicine, or pediatrics; and

     (B) who is chosen by a Covered Person, or to whom a Covered Person is assigned, to:

          i)    provide initial and primary medical care;

          ii)   maintain the continuity of that medical care;

          iii) initiate referrals to Specialty Care Physicians and other Health Care Providers who are Plan Providers or PHE Providers; and

          iv) arrange and coordinate all Covered Services for Covered Persons who have selected or been assigned to such Primary Care Physician pursuant to this Agreement.

"PROVIDER" means a Health Care Provider, Institutional Care Facility, Physician,
 --------
or Supplier.

"PROVIDER AGREEMENT" means a contractual arrangement between a Provider and PHE,
 ------------------
other than the Medical Services Agreement, whereby such Provider agrees to provide or arrange, inter alia, for the provision of some or all Covered
                    ----------
Services to Covered Persons. A copy of the model Provider Agreement with a Physician is annexed hereto as Exhibit B.
                               ---------

"PROVIDER GUIDE" means the protocols and procedures developed by the Plan which
 --------------
PHE shall cause all PHE Providers to follow with respect to the provision of Covered Services, as modified from time to time in accordance with this Agreement.

"QUALITY IMPROVEMENT" means the continuous quality improvement program to
 -------------------
monitor the quality and appropriateness of care and services provided to Covered Persons.

"RISK MANAGEMENT" means that part of the Quality Improvement process involving
 ---------------
the reduction and/or prevention of losses and injuries to Covered Persons and employees, for identification, analysis, and evaluation of areas of potential loss, and for review of specific incidents (both reported and unreported).

"SPECIALTY CARE PHYSICIAN" means a Physician who:
 ------------------------

     (A) provides certain specialty medical care to Covered Persons upon referral by a Primary Care Physician; and

     (B)  is a PHE Provider.

"STATE" means the State of New Jersey.
 -----

"SUBSTANTIAL FINANCIAL RISK" has the meaning specified in 42 C.F.R. (S)417.479,
 --------------------------
as amended from time to time.

"SUPPLIER" means a Person who provides health care related products and
 --------
services and who has all necessary licenses, permits and authority to provide such products and services.

"TRANSITION PERIOD" has the meaning given to such term in Section 3A.1.
 -----------------

"TRANSITION PLAN" has the  meaning given to such term in Section 3A.1.
 ---------------

"URGENT CARE" means a non-life-threatening condition that requires care by a
 -----------
Provider within twenty-four (24) hours.

"UTILIZATION MANAGEMENT" means that part of the Quality Improvement process
 ----------------------
that involves a comprehensive effort to monitor access to and appropriate utilization of health care and services.

                                  SECTION 2 -
               INDEPENDENT CONTRACTOR-RELATIONSHIP OF PARTIES;
                   REPRESENTATIONS AND WARRANTIES OF PARTIES

2.1  INDEPENDENT CONTRACTORS. The Plan and PHE are independent contractors and
     -----------------------
     separate legal entities. The relationship between the Plan and PHE is reflected in this Agreement, and neither the Plan, PHE, nor the employees, servants, agents or representatives of either, shall be considered the employee, servant, agent or representative of the other. None of the provisions of this Agreement are intended to create or to be construed as creating any agency, partnership, joint venture or employer-employee relationship between or among the Plan, PHE or any of their respective employees, servants, agents or representatives. Notwithstanding the foregoing, nothing contained in this Section 2.1 is intended to, nor shall be construed to, limit or otherwise constrain the Plan's obligations under the Coverage Plans or applicable law, rules or regulations to provide or arrange for Covered Services to Covered Persons.

2.2  PHYSICIAN-PATIENT RELATIONSHIP. PHE shall, and shall cause Medical Group
     ------------------------------
     to, require in their Provider Agreements that each PHE Provider acknowledge and agree that such PHE Provider is solely responsible for all decisions regarding the medical care and treatment of Covered Persons and that the traditional relationship between physician and patient shall in no way be affected by the terms of this Agreement, the Medical Services Agreement or the Provider Agreement, notwithstanding the fact that the Plan is ultimately responsible for determinations concerning claims, Utilization Management, coverage and benefit payment issues. Any determination by the Plan or PHE denying approval for a particular health care service shall not relieve said Provider from providing or recommending such service if it deems it appropriate.

2.3  NON-COVERED SERVICES. Subject to the provisions of Section 2.2 hereof and
     --------------------
     applicable law, PHE shall not be required hereunder to arrange for, and PHE Providers shall not be required to provide, any health care services not explicitly identified as Covered Services.

2.4  SUBCONTRACTS. PHE has the right to delegate by subcontract certain
     ------------
     Delegated Functions to the Medical Group and the PHE Providers, under the Medical Services Agreement and the Provider Agreements, respectively, or to another subcontractor, subject to the Plan's prior consent, which consent shall not be unreasonably withheld. PHE may enter into other subcontracts for the performance of its administrative obligations hereunder; provided, however, that to the extent any such subcontract for administrative services has an adverse effect on the Plan's relationship with Covered Persons, such subcontract shall be subject to the Plan's prior consent upon ten (10) days' notice. In the event that PHE enters into contracts and/or subcontracts for the performance of its obligations hereunder, PHE shall be responsible for assuring performance by its contractors and/or subcontractors.


2.5  REPRESENTATIONS AND WARRANTIES OF PHE. PHE represents and warrants to the
     -------------------------------------
     Plan that:


     (A) PHE GOOD STANDING - PHE is a Delaware limited liability company, duly organized, existing, in good standing under and by virtue of the laws of the jurisdiction of its organization. PHE is, and shall remain during the initial and all subsequent terms of this Agreement, in good standing under applicable Federal and State statutes and regulations governing its existence and operation, including any applicable insurance, health maintenance organization, preferred provider organization, and utilization review licensing statutes and regulations.


     (B) PHE PROVIDER GOOD STANDING - As of the Effective Date, each PHE Provider is, to the best of PHE's knowledge, in good standing under applicable statutes, regulations, and accreditation standards governing his, her, or its practice, existence, and operation, including licensing statutes and regulations. PHE shall use its best efforts to ensure that all PHE Providers remain in good standing under applicable statutes and regulations, including licensing statutes and regulations, during the initial and all subsequent terms of this Agreement and their respective Provider Agreements.

     (C) FUTURE PROVIDER AGREEMENTS - PHE shall not execute a Provider Agreement with any Physician or Provider, and shall cause Medical Group not to employ or otherwise contract with any Physician or Provider as of the Effective Date, unless such Physician or Provider is in good standing under applicable statutes, regulations, and accreditation standards governing his, her, or its practice, existence, and operation, including licensing statutes and regulations, on the date that he, she, or it executes such Provider Agreement.

     (D) OTHER CONTRACTUAL RELATIONSHIPS - The execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby, and the compliance by PHE with any of the provisions hereof, shall not (a) violate or conflict with any provision of its organizational or charter documents, (b) violate, conflict with, or result in, a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, any of the terms, conditions or provisions of any contract, indebtedness, note, bond, indenture, security or pledge agreement, commitment, license, lease, franchise, permit, agreement, or other instrument or obligation to which PHE is a party, or (c) violate any applicable laws, rules and regulations.

     (E) PROVIDER SPONSORED NETWORKS - PHE shall not directly compete with the Plan through a provider sponsored network in the State; provided, however, that nothing in this Section 2.5(e) shall prohibit PHE from becoming licensed as a provider sponsored network to the extent required by law where necessary to provide Covered Services under this Agreement.

2.6  REPRESENTATIONS AND WARRANTIES OF THE PLAN. The Plan represents and
     ------------------------------------------
     warrants to PHE that:

     (A) PLAN GOOD STANDING - The Plan is a New Jersey not-for-profit corporation duly organized, existing, in good standing under and by virtue of the laws of the State.

     (B) COMPLIANCE - The Plan is a federally qualified and State certified health maintenance organization, shall maintain its license and certifications, shall comply with all applicable State and Federal statutes and regulations, is in compliance with applicable State and Federal statutes and regulations and shall continue such compliance during the initial and all subsequent terms of this Agreement.

     (C)  COVERAGE PLANS - Exhibit C to this Agreement includes a copy of each
                           ---------
          standard form of Coverage Plan filed by the Plan with the State Department of Banking and Insurance or the State Department of Health and Senior Services.

     (D) RELATIONSHIP WITH PHE PROVIDERS - The Plan shall not solicit, encourage, entice or induce any Plan Providers, PHE Providers, or other Health Care Providers away from participating with PHE. In no event shall the foregoing restrict the Plan's ability to maintain contractual relationships with Plan Providers during the term of this Agreement only as permitted in Section 3A.3 and to separately contract with Plan Providers, PHE Providers or other Health Care Providers upon termination of this Agreement, as contemplated by Section 6, for the provision of Covered Services. Additionally, if PHE fails to exercise its right of first refusal, as set forth in Section 4.2(c), the Plan may contract with Providers to deliver the contemplated services to Covered Persons. Upon request by PHE, the Plan, at no substantial cost or expense to the Plan, shall cooperate with PHE in enforcing the exclusivity provisions of PHE's exclusive agreements with PHE Providers.

     (E) COOPERATION DURING IMPLEMENTATION OF TRANSITION PLAN - During the Transition Period, in the event PHE identifies any material problems related in any manner to the Plan's operations prior to the Effective Date, which problems affect PHE's ability to perform its duties and responsibilities under the Transition Plan or under this Agreement, the Plan shall make best efforts to rectify the problem to the reasonable satisfaction of PHE.

     (F) OFFERING OF PRODUCTS WITH SUBSIDIARIES - As of the Effective Date, the Plan shall not, through its indirect subsidiaries, HIP-PRO, Inc., or HIP Insurance Company of New Jersey, Inc., or any subsidiary, direct or indirect take any action or fail to take any action which, if taken or not taken by the Plan, would constitute a violation by the Plan of its obligations hereunder.

     (G)  CONTRACTOR INFORMATION -

               (i) Delegated Functions - The Plan has provided PHE with a complete list and copies of any written contracts entered into with Providers and other Persons currently performing Delegated Functions. Such list is attached hereto as Attachment 2.6. Except where indicated in Attachment 2.6, the Plan is not a party to any contractual relationship with any entity performing Delegated Functions that provides for termination or non-renewal of such contractual relationship with greater than 120 days' prior notice by the Plan.

               (ii) Administrative Functions, and Capitated or Exclusive
                    Relationships in Health Care Centers- The Plan has provided PHE with a complete list and copies of any written contracts, as well as a description of any oral contracts, entered into with Providers and other Persons performing administrative functions, other than Delegated Functions, or currently providing services which shall be deemed to be Covered Services under this Agreement, under a capitated or exclusive relationship. Such list is attached hereto as Attachment
                       2.6. The Plan represents to the best of its knowledge that the contracts or arrangements described in Attachment 2.6 are subject to termination or non-renewal by the Plan on no more than 90 days notice, with the exception of certain arrangements identified separately in Attachment 2.6. For those administrative functions described in this subsection (ii) which shall be assumed by PHE hereunder, at the time PHE assumes the responsibility for such functions, the assumption shall not be in violation of any agreement the Plan has with any other Person to perform such administrative functions.

               (iii) Upon PHE's request, the Plan shall terminate, as soon as possible, any contractual relationship described in Attachment 2.6. In the event additional contractual relationships of the type described subsections (i) and
                       (ii) are disclosed to PHE in any manner, on or after the date of execution of this Agreement, the Plan shall be financially responsible for ongoing payments under such contracts until they are either terminated by the Plan, upon request by PHE, or are assumed by PHE.

     (H) RELATIONSHIPS WITH HEALTH CARE CENTER PHYSICIANS - The Plan has not entered into any provider agreements or approved any new arrangements with any Primary Care Physicians who were employed by the Plan at the Health Care Centers, and whose agreements included covenants not to compete, and who, since March 1, 1997, have established practices in service areas near or adjacent to the Health Care Centers where they were employed.

     SECTION 3 - RESPONSIBILITIES AND OBLIGATIONS OF PHE

3.1  PROVISION OF COVERED SERVICES THROUGH THE ISOC(R).
     -------------------------------------------------

     (A) Subject to the Transition Plan described in Section 3A.1, PHE, through the PHE Providers, shall have the exclusive right and obligation to arrange for the delivery of Covered Services to Covered Persons. PHE agrees that it will (i) arrange for the provision of Covered Services
          (x) at all Centers pursuant to its contractual relationship with Medical Group, as set forth in the Medical Services Agreement, and (y) through other PHE Providers pursuant to the Provider Agreements entered into by PHE with each such PHE Provider; and (ii) manage the rendering of all Covered Services to Covered Persons, it being explicitly understood that the Plan's obligation with respect to Covered Services rendered to Network Covered Persons is to be financially responsible for the cost thereof only during the Financial Risk Period.

     (B) PHE shall be responsible for confirming whether Covered Persons are eligible for Covered Services by using the eligibility information and system provided by the Plan in accordance with Section 4.3.

     (C) PHE shall cause PHE Providers to provide health care services of a quality that, at a minimum, is consistent with accepted medical and surgical practices in the State.

     (D) PHE shall cause PHE Providers to provide health care services that are generally recognized as being within their medical and specialty training.

     (E) PHE may on its own behalf or on behalf of Medical Group transfer the care of a Covered Person from one Primary Care Physician to another Primary Care Physician upon demonstrating to the satisfaction of Plan's Medical Director that the original Primary Care Physician is unable to maintain a satisfactory Physician-patient relationship with the Covered Person. If the Plan's Medical Director grants such request, the transfer shall be accomplished at an appropriate time and in such a manner so as to not constitute the abandonment of the Covered Person.

     (F) PHE shall cause Medical Group and PHE Providers to provide sufficient support staff to enable Covered Persons to receive the health care services that are generally recognized and accepted as being within the Physician's medical practice and specialty. All such support staff must be duly licensed as may be required by State law, rules and regulations.

     (G) If the panel of a Primary Care Physician at a Health Care Center exceeds the access standards for the ratio of Covered Persons and other patients per Primary Care Physician, and as soon as PHE is aware of such fact, PHE shall provide the Plan with notice, and shall require or shall instruct Medical Group to require such Primary Care Physician not to accept additional patients, whether or not such patients are Covered Persons.

3.2  COVERED PERSONS' ACCESS TO CARE.
     -------------------------------

     (A) PHE shall ensure that all Covered Services, including Emergency services and Urgent Care (including call coverage services) shall be available and accessible to Covered Persons (including telephone access) on a twenty four (24) hours per day, seven (7) days a week basis. In order to ensure access to such Covered Services, including Emergency services and Urgent Care, PHE shall cause PHE Providers to make arrangements with Covering Physicians and to ensure that Covering Physicians abide by all of the terms and conditions of this Agreement and the Provider Agreements pertaining to the provision of Covered Services including for Covered Persons eligible for Medicaid and Medicare. PHE shall cause PHE Providers to comply with the Plan's call coverage standards as described in the Provider Guide.

     (B) PHE shall: (i) maintain an adequate panel of PHE Providers to provide timely service to Covered Persons; (ii) diligently pursue and arrange for the provision of an adequate number of PHE Physicians to support any increase in the number of Covered Persons; and (iii) assure timely access to Covered Services for Covered Persons. Timely access and service is defined by access and service standards outlined in Attachment 3.2.
          --------------

     (C) The availability and accessibility of Covered Services to Covered Persons is further subject to PHE causing PHE Providers to meet the standards and provisions of the Plan's Quality Improvement program, pursuant to the terms of the Delegation Agreement.

     (D)  For those Coverage Plans reflected in Exhibit C, PHE shall ensure that
                                                ---------
          PHE Providers who are obstetrician/gynecologists ("OB/GYNs") shall
                                                             -------
          comply with the Plan's processes and procedures for direct access to OB/GYNs for certain primary OB/GYN health care services, including any requirements regarding notification and coordination with the Covered Person's Primary Care Physician, as well as compliance with referral and authorization procedures required for non-OB/GYN Covered Services and specialized OB/GYN services.

3.3  PERFORMANCE STANDARDS. PHE agrees to meet or exceed the performance
     ---------------------
     standards to be outlined in Attachment 3.3, as such standards may be
                                 --------------
     amended from time to time upon mutual written consent of the parties, including for reasons related to newly adopted or revised regulatory or Accreditation Agency Standards or requirements, or for competitive market reasons, as mutually acknowledged by the parties. The parties shall agree upon the timing, measurement tools, authority to measure, performance scales, and notice and cure periods applicable to all performance standards required of PHE. Notwithstanding the foregoing, during the Transition Period, PHE shall only be required to make best efforts to meet the performance standards. If PHE is deficient in one or more of the performance standards, PHE will promptly provide a detailed program, which shall be reasonably satisfactory to the Plan, to improve the performance of PHE so as to achieve and maintain the required standards within the time period detailed in Attachment 3.3. PHE's failure to meet
                                        --------------
     performance standards shall result in penalties to PHE as set forth in Attachment 3.3. Failure by PHE to receive the aggregate score for
     --------------
     satisfactory levels of performance for two (2) consecutive years shall be grounds for termination for material breach under Section 6.4. Failure by PHE to meet any single performance standard shall not be grounds for termination for material breach of this Agreement.

3.4  COMPLIANCE WITH LAWS AND PARTICIPATION IN PROGRAMS.
     --------------------------------------------------

     (A) PHE agrees that it shall, and shall cause PHE Providers to comply with all applicable Federal and State laws, rules and regulations in the provision of Covered Services to Covered Persons. PHE agrees that a comprehensive program for monitoring utilization and quality of service, and other aspects of the delivery system is necessary. Therefore, PHE shall, and shall cause the PHE Providers to comply with, participate in and cooperate with the Plan's programs (many of which are delegated to PHE under the Delegation Agreement), including but not limited to referral authorization and precertification procedures, Credentialing policies and procedures, Risk Management, Utilization Management (including Institutional Care Facility and Emergency services preauthorization requirements within twenty-four
          (24) hours), Quality Improvement programs, peer review, Covered Person complaint resolution, case management, and all of the standards and rules constituting the Provider Guide. PHE shall, and agrees that it shall cause PHE Providers to, be bound by and comply with all final determinations rendered by Covered Person complaint resolution and peer review process maintained by the Plan. PHE also agrees to participate in and cooperate with the programs and other mechanisms that are used by the Plan to enhance and monitor the quality and cost effectiveness of Covered Services.

     (B) PHE shall: (i) prohibit any Provider who fails to meet the standards set forth in the Plan's Credentialing, Quality Improvement, Risk Management, and Utilization Management programs from providing Covered Services to Covered Persons; and (ii) prohibit any Provider from providing Covered Services to Covered Persons if the Plan reasonably determines that the health or safety of Covered Persons will be endangered. Notwithstanding the foregoing, the Plan shall indemnify and hold PHE and its Affiliates, as provided in Section 5.3, harmless from and against any and all Losses which result, arise from, or are incident to, Plan's request to PHE to prohibit a Provider from providing Covered Services based upon the Plan's reasonable belief that the health or safety of Covered Persons will be endangered by his or her acts or omissions.

     (C) PHE shall cause PHE Providers to comply with the rules established by the Plan's Medical Director and the Plan regarding the utilization of Covered Services, and abide by all of the protocols and procedures constituting the Provider Guide.

     (D) PHE agrees, at no additional compensation other than the Capitation Payments, to cooperate with the Plan, at the Plan's reasonable request, in the provision of health care services (such as, but not limited to "wellness" programs) which the Plan may make available to Covered Persons only if such services can reasonably be provided at nominal additional cost to PHE or PHE Providers. If such health care related services are available to Covered Persons only upon the payment of a fee, PHE shall cause PHE Providers to collect such fee for and on behalf of the Plan and remit the same to the Plan on a regular basis, but not less frequently than monthly. If the costs are not nominal, the arrangement for such services shall be made upon a mutually agreed upon fee-for-service basis.

3.5  HEALTH CARE CENTERS; OTHER FACILITIES AND ARRANGEMENTS.
     ------------------------------------------------------

     (A) Subject to compliance by the Plan with the standards set forth in Attachment 1.3, PHE shall cause Medical Group to prohibit any
          ---------------
          Physician from providing Primary Care Physician services at any Exclusive Health Care Centers to any Person who is not a Center Covered Person for the time period agreed upon by the parties during which such Health Care Centers shall be Exclusive Health Care Centers; provided, however, that the foregoing shall not apply to: (i)
          --------  -------
          Emergency services, (ii) services provided to patients who are (x) Medicare eligible persons not enrolled in a Medicare risk plan, (y) fee-for-service patients and (z) insureds of indemnity third party payors; (iii) services provided under workers' compensation and occupational medicine programs; or (iv) other Persons agreed to from time to time by the Plan and PHE. Should any Exclusive Health Care Center fail to satisfy the capacity requirements set forth in Attachment 1.3, it shall become a Non-Exclusive Health Care Center.
          --------------
          A Non-Exclusive Health Care Center may become an Exclusive Health Care Center if it exceeds the capacity standards set forth in Attachment
                                                                   ----------
          1.3.
          ---

     (B) During the term hereof, so long as PHE is in compliance with its obligations hereunder, Plan agrees that PHE shall have the exclusive right to arrange for delivery of Covered Services to Covered Persons.

     (C) Subject to Section 3.5(d), nothing in this Agreement shall limit or restrict the ability of PHE to contract with or enter into any arrangement with other payors, including another Managed Care Organization, commercial health insurance company, or other deliverer of health benefits for the provision of health care services to their enrollees through PHE Providers (other than for the provision of health care services at Exclusive Health Care Centers to the extent set forth in this Agreement).

     (D) PHE shall not directly solicit the Plan's current customers or any Plan prospective customer except as a contractor or ISOC(R) through a Managed Care Organization in an effort to deal directly with those customers for the provision of Covered Services. These restrictions shall not apply to activities such as (a) business ventures in which PHE is involved as of the Effective Date, (b) PHE's agreement to be the contractor or an ISOC(R) for a Managed Care Organization for business that such Managed Care Organization obtains independent of PHE, or (c) direct contracting through another Managed Care Organization on a fee for service basis.

     (E) Subject to the provisions of the Provider Agreements and the Medical Services Agreement, as applicable, PHE Providers are and shall remain free to contract with other payors, including another Managed Care Organization, commercial health insurance companies, or other deliverer of health benefits for the provision of health care services to their enrollees (other than by the provision of health care services at Exclusive Health Care Centers to the extent set forth in this Agreement).

     (F) Except for the Exclusive Health Care Centers, PHE shall have the right to relocate some or all of the Physicians located at a Health Care Center, to otherwise move or close such Health Care Center, subject to: (i) PHE's ongoing compliance with the access and service standards outlined in Attachment 3.3, (ii) the approval of any applicable
                      --------------
          governmental authorities, and compliance with applicable state and federal laws and regulations, and (iii) according to reasonable standards to be mutually agreed to between the parties regarding access to health care, and (iv) consistent with the provisions of this Agreement. The Plan will work closely with PHE to obtain any such approvals that might be required. In addition, PHE may make reasonable alternative use of excess space at the Health Care Centers that do not involve the provision of services by Primary Care Physicians.

     (G) In the event that PHE or Medical Group or either of their Affiliates plans to introduce or make available at any Health Care Center (other than an Exclusive Health Care Center) or through the PHE Providers a program or service related to health care, but not constituting Covered Services, PHE shall first inform the Plan of the details, including the fees to be charged for offering such service to Covered Persons, if any, and provide the Plan with the right of first refusal to have such program or service available only for Covered Persons for a period of two sales cycles, which total period shall not exceed fifteen (15) months. If such right is not exercised by the Plan, or if such right is exercised by the Plan and two sales cycles have expired, PHE may or may permit Medical Group to offer such program or service to any other Managed Care Organization. If such program or service has been developed by another Managed Care Organization whose enrollees also receive health care services at such Health Care Center or through the PHE Providers, PHE shall, and shall cause Medical Group to, use its best efforts to have such program or service available to the Plan and Covered Persons on the same or similar terms and conditions as those of the other Managed Care Organization. Any program or service available to the Plan or Covered Persons shall, at the Plan's request, be offered to Covered Persons at all Health Care Centers or through all appropriate PHE Providers.

3.6  PROVIDER AGREEMENTS.
     -------------------

     (A) PHE has two basic models of PHE Provider Agreements; one for Medical Group, which is the Medical Services Agreement, and one for other PHE Providers, which is the Provider Agreement. The form of the Medical Services Agreement is annexed as Exhibit A, and the model form of Provider Agreement is annexed as Exhibit B. These forms are approved by all applicable governmental authorities and Accreditation Agencies (to the extent required). PHE shall have the right to modify these agreements, provided that such modifications shall not cause PHE to be in violation of this Agreement. PHE shall provide the Plan with prior notice of any material changes to the model forms described herein and any changes required by law or regulation. PHE and the Plan shall have the opportunity to discuss, and the Plan may provide, input regarding such material changes prior to their implementation. PHE hereby represents and warrants, and has secured from Medical Group in the Medical Services Agreement and will secure from other Providers in the Provider Agreement, their representation and warranty, that it has the authority to bind the Medical Group and Providers, and that it will require the Medical Group and Providers to comply with the applicable provisions of this Agreement, including but not limited to the obligations to submit appropriate documentation to the Plan, uphold the exclusivity provisions, comply with medical management and quality programs, hold harmless Covered Persons from any billing for Covered Services, maintain appropriate medical records, secure such professional liability coverage as required by the Plan, use best efforts to develop a satisfactory relationship with Covered Persons, and provide encounter and claims data electronically in accordance with the standards agreed to by the parties which take into account as needed by the Plan's need to respond to any regulatory agency, Accreditation Agency or employer inquiry.

     (B) PHE's arrangements with PHE Providers shall (i) require that Physicians do not provide Covered Services to Covered Persons until each has been credentialed pursuant to the Plan's Credentialing program and approved by the Plan as set forth in the Delegation Agreement; and (ii) require best efforts to provide the Plan with written notice of each new Physician within five (5) business days after such Physician has entered into a Provider Agreement or is affiliated with the Medical Group under the Medical Services Agreement.

     (C) PHE shall, and shall cause PHE Providers to, provide the Plan with not less than forty-five (45) business days notice of the termination, resignation or withdrawal of any Provider who is providing a course of treatment to a Covered Person; provided, however that notice provided by PHE within ten (10) business days of receipt of notice of such event by PHE shall be deemed to be compliance with the provisions of this Section 3.6(c). Notwithstanding the foregoing, such prior notice may be waived where immediate termination is necessary for the protection of health, safety and welfare of Covered Persons. PHE shall, and shall cause PHE Providers to, provide written notice, within five (5) days after the occurrence thereof, of any such immediate termination or any suspension of any Provider.

     (D) PHE shall, or PHE shall cause PHE Providers to, notify the Plan, in writing, immediately upon becoming aware of any of the following actions taken by or against a Physician:

          i) the surrender, revocation or suspension of a Physician's medical license, or a current DEA registration or state narcotics license or controlled dangerous substance certification;

          ii) the restriction, suspension or revocation of a Physician's medical staff privileges at any Institutional Care Facility;

          iii) the filing of a report with the National Practitioner Data Bank or State professional medical disciplinary board, if applicable;

          iv) receipt by a Physician of a notice of intent to commence or the commencement, settlement or entry of judgment of any malpractice claim;

          v) any lapse or material change in a Physician's professional liability insurance required by this Agreement;

          vi) any indictment, arrest or conviction for a felony or any criminal charge, or the commencement of any proceeding, inquiry or investigation, including a grand jury investigation relating thereto;

          vii) the filing of any complaint or institution of any action, inquiry, investigation or disciplinary proceeding by the New Jersey Board of Medical Examiners, the New Jersey Department of Health and Senior Services or any similar regulatory or governmental authority of the State or any medical board, peer review organization, Medicare or Medicaid agency hospital committee or other committee, organization or body which reviews quality of medical care;

          viii) the failure of a Physician to meet the Plan's Credentialing policies;

          ix) the sanction or expulsion of a Physician from participation in Medicare or Medicaid;

          x) the failure in any material respect of a Physician to comply with the provisions of this Agreement or the applicable Medical Services or Provider Agreement; or

          xi) or any other circumstance which would materially affect a Physician's ability to carry out his or her duties and obligations under this Agreement, or the applicable Medical Services or Provider Agreement or which would materially change the representations made in Physician's Credentialing application.

     (E) The Plan shall have the right to require that any Physician with respect to whom an event described in Section 3.6(d) has occurred immediately cease providing Covered Services for Covered Persons. The Plan shall indemnify and hold PHE and its Affiliates harmless, as provided in Section 5.3, from and against any and all Losses which result, arise from, or are incident to, Plan's determination to require the termination or suspension of a Provider under the provisions of Section 3.6(d)(vii).

     (F) Without limiting the foregoing, in all cases, PHE's arrangements with PHE Providers shall prohibit any Provider who has been sanctioned or expelled from participation in Medicaid or Medicare from rendering Covered Services to Covered Persons in those programs. PHE shall provide notice to Plan of any action taken by PHE under this Section 3.6(f).

     (G) PHE agrees that if it receives written notice from the Plan setting forth specific concerns of the Plan about the failure of a Physician to comply with Plan policies and procedures, credentialing criteria, Provider Agreement, Physician employment requirements, PHE shall, or, if the subject Physician's participation is with Medical Group, shall cause Medical Group to, within five (5) business days of its receipt of such notice, meet with a representative of the Plan to discuss the Plan's concerns. The parties shall use their best efforts to resolve any problems identified through measures which may include, but are not limited to, enhanced communication between the parties, or the establishment of a joint PHE/Plan (as appropriate) committee to address particular issues.

     (H) PHE shall include in the Medical Services Agreement and in all Provider Agreements provisions consistent with and/or required pursuant to this Agreement and applicable laws, rules and regulations, including, without limitation, the following:

          i) specification of the circumstances under which such Agreements may be terminated including procedures for notice and effectuation of termination and opportunities, if any, for cure;

          ii)  specification:

               a)   of the term of such Agreements;

               b) that no PHE Provider may be terminated or penalized solely because of filing a complaint or appeal;

               c) of the method of reimbursement, the right of the Physician or Health Care Provider to receive a periodic accounting (no less frequently than annually) of funds held, to the extent that some portion of compensation is tied to the occurrence or non-occurrence of a pre-determined event, which event shall be clearly specified, and the process whereby a Provider may appeal a decision denying additional compensation, in whole or in part, in accordance with such compensation arrangement tied to the occurrence or nonoccurrence of a pre-determined event;

               d)   of the Covered Services to be provided;

               e) that each PHE Provider shall hold each Covered Person harmless for Covered Services, regardless of such Provider's belief that his, her or its compensation is made in accordance with the reimbursement provision of the Provider Agreement or is otherwise inadequate, except for applicable Copayments, Coinsurance or Deductibles.

               f) that PHE Providers shall not discriminate in their treatment of Covered Persons;

               g) that PHE Providers shall comply with the delegated Quality Improvement and Utilization Management functions;

               h) that PHE Providers shall maintain licensure, certification, and adequate malpractice coverage;

               i) that patient information shall be kept confidential; provided, however that subject to applicable law, rules and
                    --------  -------
                    regulations, the Plan, PHE or Medical Group, as appropriate, shall have the right to inspect a Covered Person's medical records, as well as timely and appropriate communication of patient information, in order that the

                    Plan, PHE or Medical Group may perform their respective duties efficiently and effectively for the benefit of such Covered Person;

               j) the process for an internal Provider complaint and grievance procedure;

               k) of any applicable Primary Care Physician, Specialty Care Physician or Institutional Care Facility requirements; and

               l) that the Plan has privity of contract with PHE Providers such that Plan has standing to enforce such agreements in the absence of enforcement by PHE as provided in N.J.A.C.
                                                                     -------
                    8:38-15.2; provided, however, that the Plan shall not have privity of contract with the PHE Providers, as provided in this Section, upon termination or expiration of this Agreement, subject only to continuity of care requirements set forth in Section 3.12.

          iii) in the case of a Provider Agreement with a Physician, or the Medical Services Agreement with the Medical Group, acknowledgment by PHE or Medical Group (as appropriate) and such Physician that upon the termination or expiration of this Agreement, such agreement shall be deemed to and shall be construed, at the option of PHE, as a continuing agreement between PHE or Medical Group and such Physician.

          iv) Plan is a third-party beneficiary of the Medical Services Agreement and all Provider Agreements with respect to Covered Persons.

3.7  CONTINUING EDUCATION.  PHE shall cause the PHE Providers to participate in
     --------------------
     continuing education programs in accordance with standards set by the Credentialing Criteria.

3.8  RECIPROCITY.  PHE acknowledges the Plan's participation in the reciprocity
     -----------
     programs established with its Affiliates, and with "The HMO Group". PHE agrees to provide health care services constituting Covered Services to persons who are eligible to participate therein. Reimbursement to PHE for Covered Services provided to covered Persons of Affiliates shall be in accordance with the provisions of Attachment 1.1. For all other persons
                                       --------------
     covered under this section, PHE shall be reimbursed at the usual, reasonable and customary rate for such services as set forth at the lesser of the routine rate paid by The HMO Group or the 90/th/ percentile of rates set by the Health Insurance Association of America; if any unusual administrative costs are incurred by PHE under this Section, PHE shall be reimbursed an additional amount therefor as the parties may agree.

3.9  HOLD HARMLESS.
     -------------

      (A) PHE hereby agrees that in no event, including, but not limited to non-payment by the Plan, the Plan's insolvency or breach of this Agreement, shall PHE, nor shall PHE permit Medical Group, or any other PHE Providers to bill, charge, collect a deposit from, seek compensation, remuneration or reimbursement from, or have any recourse against any Covered Person, or persons other than the Plan or PHE acting on their behalf, for Covered Services provided pursuant to this Agreement. This provision shall not prohibit collection of fees for Non-Covered Services, Coinsurance, Copayments, or Deductibles in accordance with the terms of the Covered Person's Coverage Plan. PHE further agrees that (i) this Section 3.9 shall survive the termination of this Agreement regardless of the cause giving rise to termination and shall be construed to be for the benefit of Covered Persons and (ii) supersedes any oral or written contrary agreement now existing or hereafter entered into between PHE and Medical Group, or between Medical Group or PHE and a PHE Provider and a Covered Person, or Persons acting on their behalf. Any modification, addition, or deletion to the provisions of this Section
           3.9 shall become effective on a date no earlier than fifteen (15) days after the Commissioner of Banking and Insurance has received written notice of such proposed changes.

      (B) Notwithstanding the foregoing, provided that the Plan pays to PHE in a timely manner the Capitation Payments due hereunder, less any sums withheld in accordance with the terms hereof, PHE shall indemnify, defend and hold the Plan harmless, in accordance with Section 5.3, against any claims asserted against the Plan by a PHE Provider for non-payment of claims (except as to those claims arising from Covered Services rendered to Network Covered Persons for which the Plan is financially responsible in accordance with Section 3A and Attachment
                                                                     ----------
           1.1 during the Financial Risk Period).
           ---

3.10  COVERED PERSON'S RESPONSIBILITY FOR NON-COVERED SERVICES.  It is
      --------------------------------------------------------
      recognized that a Covered Person may request health care services from a Provider that are Non-Covered Services. In such cases, PHE shall cause its PHE Providers to advise such Covered Person, prior to the service or supply being provided, that the requested health care services are not covered by the Coverage Plan and that he or she is responsible for the full payment of such service or supply. If a Covered Person and a Provider agree in writing to proceed with a Non-Covered Service for which payment may be required, the Covered Person may be billed for the service and a payment collected.

3.11  COLLECTION OF CHARGES FROM COVERED PERSONS.  PHE Providers shall be
      ------------------------------------------
      responsible for the collection of applicable Coinsurance, Copayments and Deductibles from Covered Persons upon the rendition of Covered Services to Covered Persons pursuant to the Coverage Plan.

3.12  CONTINUITY OF PATIENT'S CARE.  If a Covered Person's coverage under a
      ----------------------------
      Coverage Plan is terminated while confined in an Institutional Care Facility, PHE agrees to ensure that PHE Providers shall actively manage the Covered Person's care through the earlier of discharge or transfer to another physician. If health care services are provided to such person after discharge, PHE shall have the right to seek compensation for the services provided from such person. PHE shall assist in the transfer of such person's care to another Physician based upon medical prudence and standards of practice.

3.13  MEDICAL RECORDS.
      ---------------

      (A) Consistent with applicable law, rule and regulation, including without limitation, patient confidentiality, a Covered Person's medical records maintained by PHE or PHE Provider shall be made available, without charge, to Providers treating the Covered Person, to state and federal regulatory authorities, Accreditation Agencies (if required), and to the Plan (including to the Plan's Medical Director) and to their respective designees (i) to determine that the content of such records meet the standards and procedures established by the Plan; (ii) for peer review, Quality Improvement, Utilization Management, risk management, credentialing and complaint resolution purposes; (iii) to collect clinical outcome data for programs such as HEDIS and/or information required for research studies in which the Plan is authorizing or participating in; (iv) to determine compliance with federal and State, laws, rules, regulations and/or to verify charges; (v) to audit compliance with Accreditation Agency standards and requirements; and (vi) for any legitimate business purpose related to the administration of a Coverage Plan.

      (B) PHE agrees to ensure that a medical record is established and maintained in a uniform format for each Covered Person. This record will be opened at the time of each Covered Person's first visit and shall conform with applicable Plan and federal and State laws, rules and regulations.

      (C) PHE agrees to maintain or cause to be maintained such records and, subject to applicable law, rule, regulation or regulatory agency requirement, medical records shall be retained in a legible format by PHE, Medical Group, Physicians and Health Care Providers for at least ten (10) years or until the Covered Person reaches the age of twenty-three (23) years old, whichever is longer.

      (D) PHE shall agree to, and shall cause PHE Providers to, maintain and provide any other records the Plan may request for regulatory compliance or program management purposes and shall cooperate with the Plan in all fiscal and medical audits, site inspections, peer review, utilization review and other monitoring required by federal and state regulatory agencies and authorities and Accreditation Agencies. Any record required by a federal or state regulatory agency or authority or a Accreditation Agency shall, at PHE's expense, be delivered to the Plan and/or such regulatory agency or authority or Accreditation Agency within seven (7) business days of its request, or such shorter period as may be required by applicable law, rule, or regulation or such federal or state regulatory agency or authority or Accreditation Agency.

      (E) PHE shall cause PHE Providers to use their best efforts to secure, at the time of patient encounter, the consent of a Covered Person to the review or furnishing of his or her medical records. In the event that PHE Providers do not secure such written consent at the time of encounter, PHE agrees to use it's best efforts to obtain any consent required from a Covered Person to enable PHE to comply with this
           Section 3.13.

      (F) PHE shall develop and follow, and cause PHE Providers to follow a policy for the transfer of Covered Person medical records within thirty (30) calendar days of the occurrence of one or more of the following:

           i)    change of PHE Provider;

           ii)   such Covered Person is no longer a Covered Person; or

           iii) other circumstances where requested by current or former Covered Persons.

      (G) Subject to Section 3.6(h)(ii), PHE shall, and shall cause PHE Providers to, maintain any data or information pertaining to the diagnosis, treatment, or health of any Covered Person obtained from the Covered Person or any Provider in confidence. The data or information shall not be disclosed to any person, except:

           i) to the extent that it may be necessary under applicable law, regulation, and rule;

           ii)   upon the express consent of the Covered Person;

           iii) pursuant to state or court order for the production of evidence or the discovery thereof; or

           iv) in the event of a claim or litigation between such Covered Person and PHE or such PHE Provider wherein such data or information is pertinent.

      (H) The obligations of PHE under this Section 3.14 shall survive termination of this Agreement, and PHE shall ensure that PHE Providers obligations hereunder, as reflected in the Medical Services Agreement, or the Provider Agreement, as applicable, shall survive termination of such agreements. Subject to appropriate confidentiality requirements, and upon reasonable notice, all records, electronic files, books, and papers of PHE or PHE Providers pertaining to Covered Persons shall be open for inspection by the Plan, authorized state and federal regulatory agencies and authorities and Accreditation Agencies (to the extent required) during normal business hours.

3.14  MAINTENANCE AND ACCESS TO INFORMATION.
      -------------------------------------

      (A) PHE shall, and shall cause PHE Providers to maintain, during the term of this Agreement and for seven (7) years thereafter, such records and information as reasonably deemed necessary by the Plan to allow the Plan to properly administer its Coverage Plans, including books and records to account for all financial transactions pertaining to the delivery of Covered Services to Covered Persons.

      (B) PHE shall, and shall cause PHE Providers to provide access to the Plan and its representatives and permit the Plan and its representatives to copy all books, records, electronic files, data, accounting systems, medical records and meeting minutes as they relate to the provision of Covered Services delivered to Covered Persons.

      (C) PHE shall, and shall cause PHE Providers to comply with the Plan's request for information as it relates to regulatory or Accreditation Agency compliance, including, but not limited to, the Medicaid and Medicare program reporting requirements. Quality Improvement activities, complaint resolution, peer review, Utilization Management, Physician and Health Care Provider complaints, Credentialing, benefit determinations for Covered Persons, coordination of benefits, subrogation, and claim adjudication. PHE agrees, and shall cause PHE Providers to agree, that such access will be timely and responsive to the Plan's request therefor.

      (D) Plan shall coordinate all requests for information through PHE and shall not contact PHE Providers directly for such information without PHE's prior written consent, except when required by law or regulation or pursuant to a governmental audit.

3.15  ACCESS TO FACILITIES AND OFFICES.  PHE shall, and shall require PHE
      --------------------------------
      Providers to, permit the Plan, its designees, clients, potential clients, regulators and representatives of Accreditation Agencies access to the Health Care Centers and any office of PHE, or any PHE Provider for review, inspection and evaluations incident to this Agreement. Except when required by law or regulation, or pursuant to a governmental audit, the Plan will give reasonable notice of the visits, the purpose of the visit and identification of persons making the visit. Any such visit shall be coordinated with PHE or the PHE Provider, as applicable, so as to not unreasonably interfere with PHE or the PHE Provider.

3.16  LISTING OF PROVIDERS; HOURS OF OPERATION
      ----------------------------------------

      (A) PHE shall furnish the Plan with a list of all Physicians who are PHE Providers. The list will include the name of each Physician; the services available at the Center or office, the Physician's usual hours of operation and location(s) or offices, daytime telephone number and twenty-four (24) hour service telephone number; and other information as may be required by the Plan. Such information shall also be provided with respect to other PHE Providers designated from time to time by the Plan. This list may be used by the Plan in marketing Coverage Plans. PHE will provide the Plan with an updated list on a monthly basis.

      (B) Each Health Care Center will have the hours of operation set forth in Attachment 3.16. Any proposed changes in hours of operation of Health Care Centers will be submitted to the Plan for review and comment. In no case will hours of operation be changed or decreased without adequate consultation with the Plan as set forth in Attachment 3.16.

3.17  PHE INSURANCE.
      -------------

      (A) PHE, at PHE's sole cost and expense at all times during the term of this Agreement, and all renewals hereof, shall have in full force and effect:

           i) a general comprehensive liability policy including coverage for errors and omissions, and professional liability coverage in amounts comparable to coverage maintained by similar entities in the State for PHE, its agents and employees. PHE agrees that such policies shall not be canceled or amended unless written notice is given by the carrier to the Plan and PHE at least thirty (30) days prior to any cancellation or amendment;

           ii) such policies of general liability, directors, officers, and other insurance of the types and in the amounts as required by the Plan to insure PHE, and its agents, servants, and employees, acting within the scope of their duties, against any claim or claims for damages arising by reason of personal injury or death occasioned directly or indirectly by PHE or its agents, servants or employees in connection with the performance of PHE's responsibilities hereunder, including with respect to Delegated Functions;

           iii) workers' compensation insurance and any other coverage required to meet minimum statutory requirements of the State.

      (B) PHE shall ensure that its Medical Services Agreement and its Provider Agreement with PHE Providers include an obligation by such PHE Providers to:

           i) Maintain throughout the term of such agreements professional liability insurance and general liability insurance providing coverage in the minimum amounts of One Million Dollars ($1,000,000.00) per occurrence and Three Million Dollars ($3,000,000.00) combined single limits for the PHE Provider;

           ii) In the event the PHE Provider procures a "claims made" policy as distinguished from an occurrence policy, procure and maintain prior to termination of such insurance, continuing "tail coverage" in the same coverage amounts;

           iii) Immediately notify PHE of any material changes in the PHE Provider's insurance coverages; and

           iv) Provide a certificate of such insurance coverage to PHE upon PHE's request. PHE shall provide written notice to the Plan within five (5) working days upon PHE's receipt of notice of any cancellation and such insurance policy in whole or in part. PHE shall obtain and present to Plan a certificate of such insurance upon reasonable request by the Plan.

      (C)  All the carriers, types of coverage, and limits referred to in this
           Section 3.17 are subject to approval by the Plan, which shall not be unreasonably withheld. PHE shall provide the Plan annually with evidence of coverage, and shall give the Plan immediate notice of any material changes in insurance coverage.

3.18  ACCREDITATION.  PHE shall, and shall cause PHE Providers to assist and
      -------------
      participate fully with the Plan in accreditation or certification programs such as the NCQA and any other Accreditation Agency or certification organizations designated by the Plan.

3.19  PHE PAYMENTS. The Plan shall pay PHE for all Covered Services based on the
      ------------
      Capitation Payments; provided, however, that during the Financial Risk
                           -----------------
      Period, the Plan shall be solely responsible for the payment of Covered Services for Network Covered Persons as provided in Attachment 1.1. PHE
                                                          --------------
      agrees to accept such amounts as payment in full (other than applicable Copayments, Coinsurance, or Deductibles which shall be retained by PHE (subject to Attachment 1.1) for Covered Services provided or arranged for
                  --------------
      Covered Persons.

      (A) Subject to the Plan's financial responsibility for Covered Services rendered to Network Covered Persons as provided in Attachment 1.1
                                                              --------------
           during the Financial Risk Period, the cost of any Covered Services rendered on behalf of PHE Providers by a Covering Physician shall be the sole financial responsibility of PHE.

      (B) Capitation payable to PHE shall be paid in two equal monthly installments on the fifteenth (15/th/) and the thirtieth (30/th/) day of each month. The first monthly installment shall be accompanied by a complete enrollment register including, without limitation, the following information for each Covered Person: Covered Person's name, Covered Person's identification number, Covered Person's address, date of birth, Primary Care Physician, coverage date, coverage end date, Copayment amount, product identification and group number, as well as details on any retroactive additions and deletions. The portion of the Capitation Payment payable for each Covered Person shall be prorated from the applicable coverage date to the coverage end date. In no event shall Plan deduct any amounts from

           Capitation Payments due to retroactive disenrollment for a period of more than ninety (90) days; provided, however, that where Plan's existing clients require a longer retroactive disenrollment period or where a longer period is required by certain governmental contractors that are Plan's clients, PHE shall honor such extended retroactive disenrollment period. As of the Effective Date, Plan shall use best efforts not to enter into agreements that obligate Plan to have a retroactive enrollment period greater than ninety (90) days. PHE shall have the right to audit disenrollment history in the event of retroactive deletions.

3.20  COORDINATION OF BENEFITS.  The parties shall cooperate, and PHE shall
      ------------------------
      cause PHE Providers to cooperate, in the performance of coordination of benefits. The Plan has the right to all coordination of benefit recoveries for services performed for Network Covered Persons only during the Financial Risk Period. PHE shall have the right to all coordination of benefit recoveries for Covered Services performed for Center Covered Persons from and after the Effective Date and for Network Covered Persons, after the Financial Risk Period. If a Covered Person who is treated by a PHE Provider is covered by health care coverage provided by any Person other than the Plan, and if such other Person is the primary carrier, PHE shall, and shall cause PHE Providers to, cooperate with the Plan in all billings of such primary carrier on behalf of the Covered Person for the Covered Services rendered by PHE or PHE Providers, such billings to be at PHE Providers full customary fee. Furthermore, PHE shall, or shall cause PHE Providers to execute any necessary document in connection with the submission of such bills and claims by the Plan or the Covered Person.

3.21  NONDISCRIMINATION IN PATIENT CARE.  PHE shall not, nor shall it permit PHE
      ---------------------------------
      Providers to discriminate against any Covered Person on the basis of race, color, national origin, ancestry, religion, sex, marital status, sexual orientation, age, health status, handicap, Plan membership or source of payment including but not limited to Medicaid or Medicare or frequency or cost of utilization of Covered Services. PHE shall, and shall cause Medical Group, Physicians and Health Care Providers to, render health care services to patients who are Covered Persons in all lines of business in the same manner, in accordance with the same standards, and subject to the same access to appointments and services as are offered to its patients and which in any case shall meet the requirements of Section 2.2 hereof.

3.22  ENCOUNTER DATA.  PHE agrees to provide encounter data for services
      --------------
      provided to Covered Persons. Such data shall be supplied in such manner (including electronic transmission) as may be mutually agreed to by the parties. The format shall be a HCFA 1500, as otherwise required by regulation, or such other format as mutually agreed to by the parties.

3.23  PHYSICIAN INCENTIVE PLANS.
      -------------------------

      (A) PHE shall not, nor shall it permit PHE Providers to establish any Physician Incentive Plan with respect to Medicare or Medicaid Coverage Plans which would result in a Physician being at Substantial Financial Risk without first notifying the Plan at least sixty (60) days in advance of the anticipated implementation thereof and obtaining the prior approval of the Plan which shall not be unreasonably withheld. Any such approval by the Plan shall be conditioned upon PHE's procuring and maintaining, or causing its PHE Providers to procure and maintain individual stop-loss protection on terms and with coverage meeting applicable regulatory requirements.

      (B) In order to assist the Plan in satisfying potential enrollee survey, disclosure, stop-loss and reporting requirements under 42 C.F.R.
           (S)417.479, PHE shall, or shall cause PHE Providers to, provide the Plan with sufficient and appropriate information as to any Physician Incentive Plan between PHE and PHE Providers or between either of them and the Physicians that bases compensation on the use or cost of services not rendered by Physicians to Covered Persons who are Medicare beneficiaries or Medicaid recipients.

      (C) PHE shall not, nor shall it permit PHE Providers to, enter into any contract or arrangement providing for the assumption of Financial Risk except in compliance with the provisions of N.J.A.C. 8:38-15.1.
                                                            -------
           PHE further agrees to provide to the Plan any information necessary for the Plan to demonstrate to regulators and/or Accreditation Agencies that the Provider Agreements are in compliance with N.J.A.C.
                                                                        -------
           8:38-15.1.


      (D) PHE shall, and shall cause PHE Providers to, provide the information described in Sections 3.23(b) and (c) to the Plan within fifteen (15) days of a request by the Plan. In addition, PHE shall, and shall cause PHE Providers to, notify the Plan within fifteen (15) days before implementing any changes to any Physician Incentive Plan.

      (E) PHE acknowledges, and shall cause PHE Providers to so acknowledge, that the Plan may subsequently disclose information about a Physician Incentive Plan of PHE Providers to the Health Care Financing Administration as required under 42 C.F.R. (S)417.479 or to State regulators as required under N.J.A.C. 8:38-15.1 and N.J.A.C. 8:38-
                                        -------                -------
           13.4 and releases and, as appropriate, shall cause Medical Group to release, the Plan from any claims that PHE or PHE Providers may have against the Plan as a result of such subsequent disclosures. Notwithstanding the above, the Plan shall release only the minimum required to be in compliance with state and federal law in this regard.

      (F) No compensation under this Agreement, whether direct or indirect, nor any other provision of this Agreement shall be construed as the Plan inducing PHE to reduce or limit health care services to Covered Persons.

      (G) In the event there is a change in state or federal law or regulations regarding Physician Incentive Plans or related to Financial Risk, this Section 3.23 shall be modified to reflect such change.

3.24  NOTIFICATION OF FINANCIAL INTEREST.  PHE agrees to notify the Plan of any
      ----------------------------------
      ownership or other financial interest that it or any of its Physicians, or any of their immediate family members, may have or acquire, now or in the future, in any Health Care Provider. Where such an interest exists, PHE agrees to, and shall cause Physicians to, abide by any guidelines established by the Plan and/or federal or state laws, rules and regulations, that are applicable to referrals to that Health Care Provider.

3.25  PHYSICIAN GRIEVANCES.  PHE shall establish a PHE Provider grievance
      --------------------
      procedure in accordance with requirements established by the Plan. No PHE Provider shall be terminated or penalized solely because of filing any complaint or appeal.

3.26  CLAIMS PROCESSING.  Subject to the Transition Plan, which shall set forth
      -----------------
      a specific period of time after the Effective Date during which the Plan shall remain responsible for claims processing, PHE shall adjudicate all Provider claims for all Covered Services in accordance with its policies and procedures, subject to approval by the Plan, which shall not be unreasonably withheld. PHE shall provide to the Plan claims payment reports reasonably satisfactory to the Plan including those claims paid for ASO and POS products. PHE shall perform claims processing in accordance with the applicable standards set forth in Attachment 5.5.
                                                            --------------

3.27  FINANCIAL NET WORTH.  PHE shall be responsible at all times to have
      -------------------
      sufficient funds to perform its financial responsibilities under this Agreement related to payment of claims. PHE shall report to the Plan on its fiscal soundness and fiscal solvency and shall cause PHP to provide the Plan with audited annual financial statements and quarterly unaudited financial statements. PHE shall cause PHP to provide, promptly after the sending or filing thereof, to the Plan, copies of all reports which PHP sends to its stockholders generally and copies of all reports and registration statements (promptly after becoming effective) which PHP files with the Securities and Exchange Commission, any national securities exchange, or the National Association of Securities Dealers, Inc. If at any time the Plan reasonably believes that additional financial mechanisms may be appropriate based upon the financial performance of PHE for Covered Persons, it shall contact PHE. PHE will take whatever reasonable action is necessary to assure that its financial obligations under this Agreement will be satisfied. In the event that PHP is no longer a publicly held corporation, PHE shall cause PHP to provide financial information substantially similar to the information provided in its current filings with the Securities and Exchange Commission.

3.28  RIGHT TO AUDIT CLAIMS.
      ---------------------

      (A) The Plan shall have the right to audit the accuracy of claims paid by PHE. Such audit shall be conducted in accordance with the standards established by the Plan and as otherwise required by federal and State regulators and/or Accreditation Agencies and shall consist of a review of a statistically valid sample of such claims, and shall further be governed by the provisions of the Provider Guide and applicable regulations. Such audit shall be during normal business hours of PHE. The audit shall consist of a review of those records whose review PHE and the Plan agree is necessary to determine the accuracy of said claim adjudication. The Plan, at its own cost, may engage a third party to conduct such audit on its behalf, provided that such third party agrees in writing to the limitations on right to audit set forth in Subsection (b) below.

      (B) With respect to any audit of PHE's information and records pursuant to this section, the Plan agrees that (i) the information and records will be kept confidential, provided that the Plan's disclosure of
                                      -------------
           such information to governmental regulators and Accreditation Agencies to the extent required shall not constitute a violation of this confidentiality obligation; (ii) the Plan shall comply with all federal, state, and local laws regarding the confidentiality of health care information; and (iii) no original record (or copies thereof) may be removed from the site where the auditors locate such information except as required by any governmental regulators and Accreditation Agencies, in which case the Plan shall be permitted to make copies of documents necessary to comply with such regulators and/or Accreditation Agencies disclosure requirements.

      (C)  The Plan shall bear all of its costs of such audit.

3.29  COMPLIANCE WITH DRUG FORMULARY.  PHE agrees, and shall cause PHE Providers
      -------------------------------
      to agree, to adhere to the drug formulary as set forth in the Plan's preferred product reference, from time to time in effect, in prescribing drugs for Covered Persons. Plan shall provide PHE at all times with an updated copy of the formulary. Review of prescribing patterns shall be accomplished through the Quality Improvement and Utilization Management programs.

                  SECTION 3A - TRANSITION PLAN OF THE PARTIES

3A.1 DEVELOPMENT OF TRANSITION PLAN. ASSUMPTION OF DELEGATED FUNCTIONS AND ADMINISTRATIVE DUTIES UNDER A TRANSITION PLAN. Attached hereto as Attachment 3.1 is the mutually agreed upon fundamental framework for the
      --------------
      orderly transition of the responsibilities set forth in the Delegation Agreement and other administrative duties to be assumed by PHE pursuant hereto. As of the date hereof, the parties are and shall continue hereafter diligently and in good faith to develop this framework into a formal "Transition Plan". So long as the parties are each proceeding in
              ---------------
      this manner to
      expeditiously complete, and then implement, the Transition Plan, the failure to finalize the Transition Plan prior to the Closing Date shall not be a basis upon which either party may refuse to close the transactions contemplated hereby; provided, however, that the development and substantial implementation of the Transition Plan must be completed within 180 days following the Effective Date (the "Transition Period"),
                                                         -----------------
      unless an extension is mutually agreed to by the parties. The Transition Plan shall include, but shall not be limited to, the following items:

      i) a description of the medical management and administrative services not otherwise described in the Delegation Agreement, that will be performed by PHE and/or its Affiliates pursuant to this Agreement (e.g., medical management, network hospital contracting for new Providers, Plan network management, claims processing, Health Care Center and Plan network customer service);

      ii) a schedule of the assumption of Delegated Functions and other medical management and administrative services to be provided by PHE and/or its Affiliates commencing during the Transition Period;

      iii) the duties and performance obligations required to be met by each party during the Transition Period;

      iv) the responsibilities of each party for making decisions and/or reviewing decisions made regarding the services provided under the Delegation Agreement and the Transition Plan; and

      v) a description of transitioning the Plan's arrangements with Plan Providers and the Plan's administrators and vendors, to PHE prior to and during the Transition Period.

3A.2  ARRANGEMENTS WITH PLAN PROVIDERS.

      i) PHE or its Affiliates, with the consent and assistance of the Plan, shall approach Plan Providers, chosen at PHE's sole discretion, for the purpose of entering into Provider Agreements which will be effective as of the Effective Date. Where Plan Providers have executed Provider Agreements with PHE prior to the Effective Date, the Plan shall review and determine that such Providers continue to meet Plan Credentialing criteria. For those Providers so credentialed, the Provider Agreements shall become effective as of the Effective Date and shall supersede any direct or indirect agreement with the Plan except as provided in Section 3A.1(b)(ii). The Plan shall notify Plan Providers that: (i) the Plan has entered into arrangements with PHE pursuant to which Plan has delegated to PHE authority to administer claims, conduct Utilization Management and Quality Improvement and other functions, and that these arrangements require such Providers to cooperate with PHE's policies and procedures on behalf of the Plan; and (ii) the Plan intends to rely exclusively upon PHE to operate the Provider Network.

      ii) The Plan shall request that such Providers enter into Provider Agreements with PHE. Where the provider agreements between the Plan and the Plan Providers permit unilateral assignment, the Plan shall assign those provider agreements with Plan Providers that are designated by PHE. For Plan Providers that have been identified by PHE, but have not entered into Provider Agreements with PHE, and which do not permit unilateral assignment, Plan shall make best efforts to ensure assignment by Plan to PHE of such agreements. Upon assignment, such Plan Providers shall become PHE Providers for purposes of this Agreement. Where any existing agreements between Plan and Plan Providers cannot be assigned to PHE or where PHE or its Affiliate(s) have not entered into written agreements with such providers within the time period set forth in the Transition Plan, Plan shall agree to give notice of non-renewal at the earliest possible date, and shall cause an orderly transfer of Covered Persons from such Plan Providers to PHE Providers.

3A.3  CONVERSION OF PLAN PROVIDERS TO PHE PROVIDERS - On a county-by-county
      ---------------------------------------------
      basis, PHE shall report periodically to the Plan on the specific Plan Providers who have become PHE Providers. For a period of 180 days following the Effective Date or shorter period in which the parties determine PHE has a sufficient list of such Providers in a particular county to meet the Plan's access and adequacy standards, the Plan and PHE shall continue to utilize Plan Providers as well as PHE Providers. Once the parties have determined that the Plan's access and adequacy standards are met in a particular county, the Plan shall, within thirty (30) days of such determination, give notice of non-renewal effective at the earliest possible date to any remaining Plan Providers in such county. The Plan and PHE shall work together to effect an orderly transfer of Covered Persons from such Plan Providers to PHE Providers in such a manner so as not to disrupt the care given to, nor to abandon such Covered Persons. During the period described in this Section, any obligations of PHE set forth in this Agreement shall apply equally to Plan Providers who are deemed to be PHE Providers and other PHE Providers.

3A.4  COOPERATION OF THE PARTIES.  The parties shall make best efforts during
      --------------------------
      the Transition Period to meet the performance standards set forth in Attachments 3.3 and 4.11, but shall not be subject to any financial
      ------------------------
      penalties set forth in Attachments 3.3 and 4.11 for failure to meet such
                             ------------------------
      standards during the Transition Period.  The parties shall make best efforts to complete all duties and responsibilities set forth in the Transition Plan during the established Transition Period; provided, however, that failure by either party to complete all of its duties and responsibilities as outlined in the Transition Plan during the Transition Period shall not constitute a material breach of this Agreement.

           SECTION 4 - RESPONSIBILITIES AND OBLIGATIONS OF THE PLAN

4.1  PROVISION OF PLAN COVERED SERVICES.  The Plan agrees to bear sole financial
     ----------------------------------
     responsibility for Covered Services provided to Network Covered Persons during the Financial Risk Period in accordance with the provisions of Attachment 1.1.
     --------------

4.2  ADMINISTRATIVE OPERATIONS
     -------------------------

     (A) Except for Delegated Functions which are the subject of the Delegation Agreement, and as otherwise set forth in this Agreement, the Plan, either directly or through its Affiliates, shall conduct the day-to-day administrative operations of the Coverage Plans, including but not limited to: setting premiums and pricing; establishing the Coverage Plans; processing enrollment applications; determining Covered Person eligibility; providing Covered Person education and services regarding plan administration; performing accounting; billing employers and subscribers; collecting premiums; managing regulatory and Accreditation Agency compliance and reporting for Coverage Plans; administering Covered Person grievances and appeals; marketing for Coverage Plans; and any other functions that are necessary and appropriate for the proper administrative and support of the arrangement for Covered Services to be provided for Covered Persons.

     (B) The Plan agrees that in adopting any changes to the scope of Covered Services provided under a Coverage Plan, any changes in benefit structure, including Copayments, Coinsurance and Deductibles, or other structural changes to Coverage Plans, the Plan shall follow prudent underwriting guidelines and prevailing community standards to assure itself against adverse selection, and to assure the offering of Coverage Plans at prices that are competitive with other Managed Care Organizations, but that do not have a known adverse effect on PHE. Plan agrees to provide PHE with adequate advance written notice of material additions or modifications to the scope of Covered Services, any benefit structures of any Coverage Plans, or other structural changes to Coverage Plans, including material changes required by law or regulation, and to permit PHE to provide comments on the financial risk, adequacy of the ISOC(R) or pricing concerns of any new products. Plan agrees that, to the extent that such changes materially affect the payments or other financial or administrative terms contemplated hereunder, any such changes shall be subject to appropriate adjustment to the payments made to PHE and shall be subject to mutual agreement as provided in Section 7.1(c).

     (C) Should the Plan develop a new Coverage Plan, premium, pricing arrangement, geographic expansion, or other such change or new health care product which the Plan would offer to both current and prospective Covered Persons, the Plan shall so notify PHE. The Plan agrees that PHE shall have the right to provide Plan with substantive input on such proposed addition or revision to the Plan's health care programs. PHE shall then act as the Plan's exclusive provider for such new or revised program, partnering with the Plan to develop and deliver such new or revised healthcare product to current and/or prospective Covered Persons in a cost effective manner. Notwithstanding the foregoing, should PHE reasonably demonstrate to the Plan, upon consultation with the Plan, that to undertake the delivery of such proposed new or revised product would be unreasonable, then neither the Plan nor PHE shall deliver such healthcare product within the State. For the purposes of the foregoing, the new Medicaid program adopted as of the Effective Date shall be deemed to be a new product.

4.3  COVERED PERSON IDENTIFICATION AND ELIGIBILITY.  The Plan, either directly
     ---------------------------------------------
     or through its Affiliates, shall maintain a system of Covered Person identification, including Covered Person identification cards and eligibility information, to enable PHE and its Affiliates to confirm a Covered Person's eligibility for Covered Services. The identification cards shall include PHE's telephone number. Further, on a monthly basis, Plan shall provide PHE a list of Covered Persons during the following month and any other eligibility data required by PHE in electronic form to discharge its duties hereunder.

4.4  LISTING OF PHYSICIANS AND HEALTH CARE PROVIDERS.  The Plan, either directly
     -----------------------------------------------
     or through its Affiliates, shall make available and provide to Covered Persons and to PHE a current listing of Physicians and Health Care Providers who shall provide Covered Services to Covered Persons as described in this Agreement.

4.5  DELEGATED FUNCTIONS
     -------------------

     (A) The Plan, in consultation with PHE, shall establish the terms, policies, procedures and systems for its Quality Improvement, Risk Management, and Utilization Management, and credentialing programs. PHE shall administer the Plan's programs and the Plan shall provide PHE with copies of the applicable Plan's Quality Improvement Utilization Management, Credentialing, peer review, and complaint resolution programs, and the Provider Guide. Plan shall also provide PHE with advanced written notice of proposed changes to the Plan's programs identified herein, and to its Policies and Procedures, including the Provider Guide.

     (B) The Plan has reviewed and hereby approves PHE's policies and procedures regarding the Delegated Functions as being consistent with the policies and procedures adopted by the Plan. The Plan hereby delegates to PHE the responsibility of conducting the Delegated Functions on the Plan's behalf to ensure that each PHE Provider (and their respective employees, if any) shall (i) comply with all applicable federal and State laws, rules and regulations and (ii) accept and abide by all policies and procedures of PHE in accordance with the provisions of the Delegation Agreement.

4.6  PAYMENT TRANSMISSION.  The Plan shall make payments to PHE of Capitation
     --------------------
     Payments or other payments required to be made by the Plan to PHE, in accordance with the terms and conditions of this Agreement and Attachment
                                                                    ----------
     1.1.
     ---

4.7  SALES AND MARKETING
     -------------------

     (A) The Plan will be responsible for the development, pricing, distribution, marketing, advertising and sale of all health coverage products, subject to Section 4.2(b) above. From time to time the Plan may require PHE and/or PHE Providers, and PHE agrees to, and shall cause PHE Providers to agree, to participate in employer, regulatory and Accreditation Agency presentations and meetings as part of the sales process.

     (B) PHE shall, as reasonably requested by the Plan, use the Plan's name and service marks at the Exclusive Health Care Centers and on its stationery, business cards and other similar literature. Samples of such proposed uses shall be submitted to the Plan for its prior approval. PHE may not nor shall it permit any PHE Provider to use the Plan's name, nor the names of any of its Affiliates, nor any of their service marks, in any other manner or for any other purpose without the prior written consent of the Plan. Without limiting the foregoing, PHE shall use the name "HIP Health Plan of New Jersey", and may use the names "Pinnacle Health Enterprises", "Pinnacle Health Center" or "Pinnacle Medical Group" on the exterior signage for the Exclusive Health Care Centers, which signage shall be agreed upon by the Plan and PHE.

     (C) The Plan may use the name of PHE and PHE Providers and other relevant information (including, but not limited to, address, telephone numbers, and hours of operation and/or office hours) in its marketing materials, provider directories, and other materials mutually agreed to.

     (D) The Plan agrees to use its best efforts to market in order to increase Plan membership.

4.8  PLAN INSURANCE.  Plan shall at all times maintain all insurance typical of
     --------------
     similar health plans. In addition, it shall provide tail coverage for all employed Physicians who practice at Health Care Centers with respect to Covered Services rendered to Covered Persons prior to the Effective Date, unless the Plan required such Physicians to maintain appropriate tail coverage, and the Plan has provided PHE with the relevant certificates of insurance coverage.

4.9  COVERED PERSON MEMBERSHIP LEVELS.  Plan shall make best efforts to maintain
     --------------------------------
     and increase the enrollment of Covered Persons in Coverage Plans. Plan shall maintain, at a minimum, the enrollment levels for Covered Persons enrolled in Coverage Plans as set forth in Attachment 1.1(a). In the event
                                                -----------------
     the Plan has failed to maintain the enrollment levels set forth in such Attachment, the Plan shall compensate PHE for failure to maintain such enrollment levels, as set forth in Attachment 1.1(a).
                                        -----------------

4.10  PRODUCT INFORMATION.  On or before the Effective Date of this Agreement,
      -------------------
      Plan shall furnish PHE with copies of Plan's model contracts, subscriber agreements, Evidences of Coverage approved by the State, and special arrangements with large employers, special intercompany agreements for coverage of large groups, and other special arrangements of the Plan.

4.11  PERFORMANCE STANDARDS OF PLAN.  Plan agrees to meet the performance
      -----------------------------
      standards set forth in Attachment 4.11, as such standards may be amended
                             ---------------
      from time to time upon mutual written consent of the parties. The parties shall agree upon the timing, measurement tools, authority to measure, performance scales, and notice and cure periods applicable to all performance standards required of the Plan. Notwithstanding the foregoing, during the Transition Period, the Plan shall only be required to make best efforts to meet the performance standards. If Plan is deficient in one or more of the performance standards, Plan will promptly provide a detailed program, which shall be reasonably satisfactory to PHE, to improve the performance of Plan so as to achieve and maintain the required standards within a time period mutually agreed to by the parties. Plan's failure to meet performance standards shall result in financial penalties as set forth in Attachment 4.11. Failure by the Plan to meet the aggregate score
               ---------------
      to have provided satisfactory levels of performance for two (2) consecutive years shall be grounds for termination for material breach under Section 6.4. Failure by the Plan to meet any single performance standard shall not be grounds for termination for material breach of this Agreement.

4.12  PLAN REPORTING.  For so long as Plan has any responsibilities with respect
      ---------------
      to claims processing for Covered Services to Covered Persons as set forth in the Transition Plan, the Plan shall provide PHE with such reports and information on Covered Persons, including but not limited to, detailed documentation on claims paid and other encounter data, as may reasonably be requested by PHE and agreed to by the Plan. The claims payable report shall supply sufficient data elements to provide eligibility data regarding Covered Persons, summary claims activity, patient identification, provider identification, place of service, primary diagnoses, primary procedure codes, amounts charged (except when under a capitation arrangement), amounts covered, amounts paid, and authorization codes when applicable. To the extent that the Plan performs claims processing, Plan shall meet the claims processing standards set forth in Attachment 5.5.
      --------------

4.13  SPECIAL ARRANGEMENTS FOR DESIGNATED PROVIDERS.  PHE acknowledges that
      ---------------------------------------------
      there are certain Physicians who are Plan Providers and who, due to various arrangements that Plan has with certain customers, must be maintained as Providers in the Plan. For purposes of this Section, these Physicians shall be referred to as "Plan Designated Physicians." PHE and Plan shall use their best efforts to have Plan Designated Physicians become PHE Providers. However, regardless of whether Plan Designated Physicians become PHE Providers, Plan agrees to be solely responsible to reimburse PHE for excess costs that exceed Capitation Payments made to PHE for all Covered Services for Covered Persons who elect or are assigned to receive services from such Plan Designated Physicians. This means that if PHE has to pay more than the Capitation Payments it receives for the provision of Covered Services to Covered Persons who have selected a Plan Designated Physician, Plan shall be responsible to pay PHE the amount by which PHE's payments exceed the Capitation Payments. This Provision shall remain in effect as long as there are any Plan Designated Physicians.

4.14  PLAN FINANCIAL NET WORTH.  The Plan shall be responsible at all times to
      ------------------------
      have sufficient funds to perform its financial responsibilities under this Agreement. Upon reasonable request by PHE, the Plan shall report to PHE on its fiscal soundness and financial solvency by providing annual audited financial statements and quarterly unaudited financial statements.

                         SECTION 5 - OTHER PROVISIONS

5.1   COOPERATION AND COORDINATION.
      ----------------------------

      (A) The Plan and PHE acknowledge and agree that it is in their best interests and the best interest of Covered Persons for the Plan and PHE to consult and coordinate the delivery of Covered Services and the implementation of the provisions of this Agreement. Accordingly, each of the Plan and PHE agree to appoint a senior executive who shall meet on a regular basis to discuss and resolve such issues as they shall determine consistent with the foregoing. In addition, at the request of the Plan, PHE shall appoint additional persons, including representatives from PHE Providers to serve as ex-officio members of committees established by the Plan with respect to Credentialing, Quality Improvement, Risk Management, Utilization Management, peer review and other similar matters.

      (B) PHE further agrees, at the reasonable request of the Plan, to assist the Plan in other matters of mutual interest, including, but not limited to, attendance at meetings with governmental authorities and Accreditation Agencies and participation in hearings of legislative bodies regulatory agencies.

      (C) PHE further agrees, at the reasonable request of the Plan, to assist the Plan in the development of responses to requests for proposals from employer associations and governmental programs including, without limitation, Medicaid or Medicare.

5.2   AMENDMENT OF CERTIFICATE OF AUTHORITY.  PHE agrees not to, nor shall it
      -------------------------------------
      permit PHE Providers to take any action or fail to take any action which, under applicable law, rules or regulations, would jeopardize the Plan's federal qualification or require the Plan to obtain an amendment to its certificate of authority without, in each instance, seeking the prior written approval of the Plan, which may be withheld in its sole discretion.

5.3  INDEMNIFICATION
     ---------------

     (A) The Plan shall indemnify and hold PHE, and its directors, officers, employees, and Affiliates harmless, from and against any and all "Losses" (as defined below) or claims including, without limitation, claims of a governmental authority, which result, arise from, or are incident to the contractual relationship between the Plan and any contract holders of Coverage Plans or Covered Persons and which have been caused by the performance or omission of any act or responsibility assumed by the Plan pursuant to this Agreement, including, without limitation, the indemnification obligations set forth in Sections 3.4(b) and 3.5(e) of this Agreement. For the purposes of this indemnification, the Plan's responsibilities under this Agreement do not include the delivery of health care services.

     (B)  PHE shall, and shall cause Medical Group as provided in subsections
          (ii) and (iii) to, indemnify and hold the Plan and its respective directors, officers, employees, and Affiliates harmless, from and against any and all Losses which result, arise from, or are incident to any claim or action instituted by any Person or which results or arises out of (i) the performance or omission of any act by PHE or its Affiliate, NJ MSO, Inc. under this Agreement, or any Provider Agreement; (ii) the professional acts or omissions of Medical Group in providing health care services pursuant to the Medical Services Agreement, to the extent that such indemnification obligation for Medical Group is covered by appropriate insurance coverage of PHE;
          (iii) PHE's or Medical Group's use or maintenance of any property, facility or equipment, to the extent that such indemnification obligation for Medical Group is covered by appropriate insurance coverage of PHE, or (iv) claims of a governmental authority.

     (C)  The term "Losses" shall mean all claims, losses, liabilities, damages,
                    ------
          judgments, awards, costs or expenses, fines, penalties, taxes, liabilities, obligations, lawsuits, deficiencies, demands, and reasonable outside attorney's fees and disbursements. The Plan's obligations to indemnify PHE and cause Medical Group to indemnify Plan, shall not limit any right of contribution which either party may have under statute or common law..

     (D) The indemnified party shall cooperate in all reasonable respects with the indemnifying party in the investigation, trial and defense of any lawsuit or action that may be subject to this Section 5.3 and any appeal arising therefrom; provided, however, that the indemnified
                                    --------  -------
          party may, at its own cost, participate in the investigation, trial, and defense of such lawsuit or action and any appeal arising therefrom. The parties shall cooperate with each other in any notifications to insurers.

     (E)  If a claim for Losses (a "Claim") is to be made by a party entitled to
                                    -----
          indemnification hereunder against the indemnifying party, the party claiming such indemnification shall give written notice (a "Claim
                                                                      -----
          Notice") to the indemnifying
          ------
          party as soon as practicable after the party entitled to indemnification becomes aware of any fact, condition, or event which may give rise to Losses for which indemnification may be sought under this Section 5.3. If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity hereunder, a Claim Notice shall be given to the indemnifying party as promptly as practicable (and in any event within ten (10) calendar days after the service of the citation or summons). The failure of an indemnified party to give a timely Claim Notice hereunder shall not affect its right to indemnification hereunder, except to the extent that the indemnifying party demonstrates actual damage caused by such failure. Upon receipt of such Claim Notice, if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, then the indemnifying party shall be entitled, if it so elects to, (i) take control of the defense and investigation of such lawsuit or action; (ii) to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying party's cost, risk and expense unless the named parties to such action or proceeding include both the indemnifying party and the indemnified party and the indemnified party has been advised in writing by counsel that there may be one or more legal defenses available to such indemnified party that are different from or in addition to those available to the indemnifying party; and (iii) compromise or settle such Claim, which compromise or settlement shall only be made with the consent of the indemnified party, which consent shall not be unreasonably withheld. If the indemnifying party fails to assume the defense of such Claim within fifteen (15) calendar days after receipt of the Claim Notice, the indemnified party against which such Claim has been asserted shall (upon delivering notice to such effect to the indemnifying party) have the right to undertake, at the indemnifying party's cost and expense, the defense, compromise or settlement of such Claim on behalf of and for the account and risk of the indemnifying party and such Claim shall only be compromised or settled with the consent of the indemnifying party, which consent shall not be unreasonably withheld. In the event the indemnified party assumes the defense of the Claim, the indemnified party will keep the indemnifying party reasonably informed of the progress of any such defense, compromise or settlement. The indemnifying party shall be liable for any settlement of any action effected pursuant to and in accordance with this Section 5.3 and for any final judgment or award (subject to any right of appeal), and the indemnifying party agrees to indemnify and hold harmless an indemnified party from and against any Losses by reason of such settlement, judgment or award.

5.4  EFFECTIVE DATE OF COVERAGE FOR COVERED PERSONS. For the purpose of
     ----------------------------------------------
     Capitation Payments to PHE under this Agreement, and for this purpose only, the effective date of coverage for a Covered Person shall be deemed to be the first day of the month in which the Covered Person is enrolled in a Coverage

     Plan, if the Covered Person enrolls in a Coverage Plan within the first fifteen (15) days of a month, and shall be the first day of the month following the month in which the Covered Person is enrolled in a Coverage Plan, if the Covered Person enrolls in a Coverage Plan after the first fifteen days of a month.


5.5  CLAIMS PROCESSING.
     -----------------

     (A) GENERAL - To the extent that either the Plan and/or PHE or its respective subcontractor is designated to perform claims processing services ("CP Administrator") such party shall meet the claims processing standards set forth in Attachment 5.5.
                                            --------------

     (B) OBLIGATIONS TO PAY CLAIMS - The obligation of the CP Administrator to pay claims submitted for Covered Persons for Covered Services shall be limited to claims that have been submitted in accordance with the time period for coverage of claims of the respective Coverage Plan. If during the Transition Period the PC Administrator is required to process claims for services provided prior to the Effective Date, the Plan shall be solely responsible for payment of all such claims and the usual fees of the CP Administrator to process such claims. The CP Administrator shall be obligated to process only claims submitted in accordance with HCFA Form 1500 (for Physician claims) or UB-92- (for Institutional Facility claims) and if such claims are submitted in accordance with the claims submission methods approved by the Plan.

     (C)  REPORTING

          i) Within five (5) days of receiving a reasonable request from either party, the CP Administrator shall provide claims payment reports organized either by Covered Person or by Provider which contains sufficient detail to allow the requesting party to determine (a) whether each patient was a Covered Person on the date of each service; (b) the benefits available to each Covered Person; (c) the amounts charged, covered, and payable for each service; and (d) whether each service was pre-approved by the Utilization Management program.

          ii)  To the extent set forth in Attachment 5.5, the CP Administrator
                                          --------------
               shall report monthly to the parties on the number of claims received, processed, approved, denied, or pending, for Covered Persons, the average time for processing claims during the prior month, the number of Emergency and Urgent Care Services claims processed and the number of claims processed without an authorization number from the Utilization Management Program.

          iii) By the 15th day of each month, the CP Administrator shall provide to the parties an Electronic Claims Payable Report in the format set forth in Attachment 5.5.
                            --------------

     (D) FINAL AUTHORITY - The Plan shall have final authority to adjudicate disputes over denied claims by Covered Persons and PHE shall have such authority for claims submitted by Providers.

     (E) The CP Administrator shall have no responsibility to indemnify either party for erroneously paid claims attributed as Covered Services on behalf of Covered Persons.

                        SECTION 6 - TERM AND TERMINATION

6.1  DURATION OF AGREEMENT AND RENEWAL.  The initial term of this Agreement
     ---------------------------------
     shall be for twenty (20) years commencing on the Effective Date. This Agreement shall thereafter automatically be renewed for successive five (5) year periods unless either party gives written notice of non-renewal to the other party at least one hundred and twenty (120) days prior to the annual renewal date, or unless this Agreement is terminated pursuant to the terms of this Section 6.

6.2  MUTUAL CONSENT.  This Agreement may be terminated at any time upon the
     --------------
     mutual written consent of both parties.

6.3  TERMINATION WITHOUT CAUSE.   Prior to December 31, 2000, neither party may
     -------------------------
     terminate this Agreement without cause. After December 31, 2000, either party may terminate this Agreement without cause on ninety (90) days' prior written notice; provided however, if this Agreement is terminated without cause prior to December 31, 2003, the terminating party shall incur the following:

     (A) Where the Plan terminates the Agreement without cause prior to December 31, 2003, PHE and the Plan shall have the rights as set forth in Attachment 6.3.
     --------------

     (B) Where PHE terminates this Agreement without cause, PHE and the Plan shall have the rights as set forth in Attachment 6.3.
                                           --------------

6.4  TERMINATION FOR CAUSE.  Either party may terminate this Agreement after a
     ---------------------
     material breach, on the grounds set forth in this Section 6.4, by providing to the breaching party at least sixty (60) days' prior written notice of its intent to terminate this Agreement unless a shorter time period is required pursuant to the provisions of subparagraphs 3 and 5 of the definition of "material breach" set forth below. Such notice shall be accompanied by a statement setting forth the grounds for any alleged material breach of this Agreement. Such termination shall be effective no less than sixty (60) days after the date on which notice of the material breach is received by the breaching party. Notwithstanding, the foregoing, in no event shall this Agreement be terminated pursuant to Section 6.4 if:

     (A) the material breach has been cured within such sixty (60) day period or other period determined by the parties, to the reasonable satisfaction of the non-breaching party;

(B) in the case of a material breach that can be cured, but cannot be cured within such sixty (60) days period, the breaching party has instituted corrective action within such sixty (60) day period and diligently implements such corrective action until the material breach is cured to the reasonable satisfaction of the non-breaching party.

The term "material breach" includes the following:

          1. Plan interferes with PHE's business arrangements with other Managed Care Organizations in violation of Section 3.5(c);

          2. Either party has failed to meet the applicable minimum annual weighted score for its performance standards for two (2) consecutive years as set forth in Attachments 3.3 or 4.11, as applicable;

          3. Where Plan receives notice of the impending suspension or revocation of its Certificate of Authority from the State or receives notice of threatened termination of its federal qualification as an HMO from the U.S. Health Care Financing Administration, and such notice cites the Plan's failure to comply with duties or responsibilities for which PHE is contractually responsible and for which PHE has (i) received prior notice from the Plan of pending federal or state regulatory action and (ii) has failed to cure such compliance duties or responsibilities within the time period provided despite reasonably sufficient time to cure;

          4.   PHE is in breach of Section 3.5(d); or

          5.   Where the Plan receives notice of termination from the (i)
          State employees health benefits plan; (ii) the Federal Employees Health Benefits Plan; (iii) the State Medicaid program or (iv) the Federal Medicare program (collectively "Special Payors") and such notice from such Special Payor cites the failure of the Plan to comply with duties or responsibilities for which PHE is contractually responsible and for which PHE has received reasonable advance notice of its noncompliance with the applicable Special Payor's requirements, and PHE failed to cure such violation within the stated cure period despite sufficient notice from the Plan.

     The rights and remedies of the parties upon termination with cause under this Agreement are set forth in Attachment 6.3, in addition to all other
                                     --------------
     rights and remedies available at law or in equity.

6.5  IMMEDIATE TERMINATION.  Either party may terminate this Agreement
     ---------------------
     immediately upon the following:

     (A) a party files a petition in or for bankruptcy, reorganization or an arrangement with creditors; make a general assignment for the benefit of creditors; be adjudged bankrupt; be unable to pay debts as they become due; have a trustee, receiver or other custodian appointed on its behalf; or should any other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding be commenced against it, which case or proceeding is not dismissed within sixty (60) days of filing;

     (B) by PHE, for non-payment by Plan for two (2) scheduled Capitation Payments;

     (C) by PHE, if Plan violates PHE's rights to exclusively arrange for the provision of Covered Services to Covered Persons; or

6.6  DANGER TO HEALTH OR SAFETY OF COVERED PERSONS.  The Plan may require that
     ---------------------------------------------
     PHE cause the termination of any PHE Provider from participation in this Agreement immediately, upon written notice to PHE, whenever it or any State or federal regulatory agency reasonably believes that the health or safety of Covered Persons is endangered by actions of such PHE Provider. The Plan shall provide indemnification protections to PHE as set forth in Section 5.3(a) of this Agreement related to the Plan's determination and belief that the health or safety of Covered Persons is endangered, as provided in this Section 6.6.

6.7  CONTINUATION OF SERVICES.  Any termination or non-renewal of this
     ------------------------
     Agreement shall not release PHE from fulfilling its obligations hereunder including, at the Plan's request, in the Plan's sole discretion, arranging for the provision of Covered Services for the benefit of Covered Persons until such time as, in the Plan's sole judgment, an orderly transfer of Covered Persons to other physicians and health care providers has been effected; provided, however, that the continuation of care shall not extend beyond twelve (12) months from the effective date of termination. Unless otherwise provided by State or Federal law (i.e., Medicare/Medicaid), the Plan shall make Capitation Payments to PHE as compensation for such services rendered pursuant to this Section, as set forth in Attachment 1.1.
                                                                 ---------------

6.8   NON-SOLICITATION OF COVERED PERSONS
      -----------------------------------

     (A) The business relationship between the Plan and Covered Persons, and the Plan and the group contract holders of Coverage Plans with which it contracts, shall be deemed the property of the Plan. Similarly, all lists of Covered Persons and of the employer groups to which they belong shall be deemed the property of the Plan and so treated by PHE and its Affiliates, and PHE shall cause PHE Providers to so treat such property, as confidential and propriety information.

     (B) At any time during this Agreement, and for a period of one year following the termination of this Agreement, and only in the instance where PHE terminates this Agreement without cause or the Plan terminates for cause, PHE agrees that it and its Affiliates shall not, and shall require PHE Providers to agree that they will not:

          i) induce or attempt to influence (orally or in writing) any organization, entity, or individual that has an employment or other contractual relationship with the Plan or, any Affiliate of the Plan, to terminate such relationship or, to the extent such relationship terminates for any reason, prevent or attempt to prevent the renewal or continuation of such a relationship;

          ii) advise or counsel any Covered Person or employer or other groups to disenroll from the Plan; or

          iii) solicit Covered Persons or groups to become enrolled with any Managed Care Organization or any other similar hospitalization or medical payment, service plan or insurance plan.

     (C) PHE and its affiliates shall not, nor shall it permit PHE Providers to send any written communications or correspondence to Covered Persons, group contract holders or their employees relating to this Agreement, the Plan, the relationship of the Plan and PHE or any matters of a similar nature hereunder without first obtaining the written consent of the Plan.

     (D) Notwithstanding the above, nothing in this Section 6.8 shall be interpreted to restrict Providers in any way from discussing with Covered Persons any aspects of the Provider's rendering of Covered Services to such Covered Persons.

     (E) If the Plan terminates without cause or PHE terminates with cause, these provisions will not apply.

6.9  RIGHT TO TRANSFER COVERED PERSONS.  In addition to any other rights granted
     ----------------------------------
     to the Plan hereunder, as of the effective date of termination of this Agreement, pursuant to Sections 6.3(b), 6.4 or 6.5 or termination of a PHE Provider from participation under this Agreement, the Plan, subject to applicable laws, rules and regulations, may immediately transfer Covered Persons to Plan Providers or other PHE Providers, as appropriate.

6.10 REMEDIES.  The parties acknowledges that it may be impossible to measure
     ---------
     in money the damages to the other party if the breaching party fails to comply with any of the restrictions or obligations contained in this Agreement. If the non-breaching party determines that it does not have an adequate remedy at law and determines to pursue relief in equity, then the breaching party agrees that, in addition to any other rights or remedies which the non-breaching party may have, the non-breaching party shall be entitled to immediate injunctive relief to enforce its restrictions or obligations without the necessity of posting a bond. In any action or proceeding brought in equity to enforce the provisions of this Agreement, the court shall have the power to render an award directing the breaching party to specifically perform in accordance with the provisions of this Agreement. If any restriction is held to be unenforceable because of the scope or duration of such provision or the geographic area covered thereby, the parties agree that the court making such determination shall have the power to reduce or limit the scope or duration or geographic area of such provision and, in its reduced form, said provision shall be fully enforceable as if set forth herein. All rights and remedies provided under this Agreement are cumulative and not alternative.

6.11  DISPUTE RESOLUTION.  If any dispute, controversy, or claim arises out of,
      -------------------
      or is related to this Agreement, or the breach thereof, except with respect to any matter covered under Sections 6.4 or 6.5, the parties shall first make their best efforts to resolve such dispute, controversy, or claim informally. If it cannot be resolved informally, the dispute, controversy, or claim shall be settled by arbitration by each selecting one (1) arbitrator from the list provided by the National Health Lawyers Association ("NHLA") Dispute Resolution Service. The two (2) arbitrators
                    ----
      shall then select a fair and impartial third person from the list of arbitrators provided by the NHLA Dispute Resolution Service to complete a panel of three (3) arbitrators (the "Panel"). Each of the parties agree
                                           -----
      that the Panel shall conduct itself, and the arbitration proceedings, in accordance with the NHLA Alternative Dispute Resolution Service Rules of Procedure for Arbitration. Arbitration costs shall be borne equally by the parties; each party shall bear the costs of its own counsel and technical or consulting support in connection with the arbitration. Upon occurrence of any of the following events, which are expressly subject to this
      Section 6.11, either party may demand and be subject to arbitration as set forth herein:

      (A) Should either party undergo any material changes to the organizational structure or composition of the party or its Affiliates, including but not limited to a sale of assets, merger, consolidation, or any transaction that would materially affect the terms and conditions of this Agreement or would otherwise materially alter the management of the business affairs of the party; or

     (B) Should there be an adverse change in the law such that, in the opinion of the Plan's or PHE's legal counsel, materially and adversely affects the legality of this Agreement or the ability of that party to perform its obligations or receive the benefits intended under this Agreement, or

     (C) Unless otherwise required by state and federal law, where the Plan, in consultation with the appropriate state or federal regulatory entity having jurisdiction, determines that the number of PHE Providers is not sufficient to meet the needs of Covered Persons with respect to the availability, accessibility, or continuity of care necessary and such insufficiency has remained uncured for a period of forty-five (45) days following receipt of notice by the Plan declaring same.

                         SECTION 7 - GENERAL PROVISIONS

7.1  ENTIRE AGREEMENT; MODIFICATION.
     ------------------------------

     (A) This Agreement, its Exhibits and its Attachments (incorporated herein by reference), and any other documents incorporated by reference, constitute the entire understanding of the parties hereto and supersede any and all prior written or oral agreements, representations, or understandings.

     (B) Except as otherwise set forth herein, no modifications, discharges, amendments, or alterations to this Agreement shall be effective unless signed by both parties. Furthermore, neither this Agreement nor any modifications, discharges, amendments or alterations hereof shall be considered executed by, or binding upon, either party unless and until signed by officers of PHE and the Plan.

     (C) Minor or immaterial revisions by the Plan from time to time of its Policies and Procedures, including its Credentialing, Quality Improvement, Risk Management, Utilization Management, peer review and complaint resolution programs, the terms and conditions of the Provider Guide or the Coverage Plans, or any other right reserved to the Plan hereunder, shall not constitute a modification, amendment, or alteration to this Agreement which require the execution of a formal amendment to this Agreement signed by both parties. However, any such change reasonably deemed material by PHE shall require mutual agreement prior to becoming effective.

     (D) The Plan or PHE may amend this Agreement, by providing thirty (30) days' prior written notice to the other party, in order to maintain compliance with applicable federal and/or state law, rules or regulations. Such amendment shall be binding .

7.2  INVALID PROVISIONS.  It is understood that any provision of this Agreement
     ------------------
     which is determined to be in violation of any state or federal law, rule or regulation shall be null and void and that any such determination shall not affect the validity or enforceability of any of the other provisions of this Agreement.

7.3  GOVERNING LAW.  This Agreement shall be governed by and construed in
     -------------
     accordance with the laws of the State of New Jersey without giving effect to the principles of conflicts of law.

7.4  COMPLIANCE WITH LAW.  At all times during the term of this Agreement and
     -------------------
     during any period when PHE is providing continuation services, PHE and the Plan each agree that it shall, and PHE shall cause PHE Providers to comply with all applicable requirements of municipal, county, state and federal authorities, all applicable municipal and county ordinances and regulations; and all applicable state and federal statutes and regulations now or hereafter in force and effect to the extent that they bear upon the subject matter of this Agreement. These include, without limitation of the foregoing, applicable requirements under any confidentiality laws, privacy laws, fair employment practices or similar laws declaring discrimination in employment based upon race, color, creed, religion, sex, sexual preference, disabilities (including the Americans with Disabilities Act) or national origin as illegal and, if applicable, Title VII of the Civil Rights Act of 1964 or any applicable rule or regulation promulgated pursuant to any such laws described above. Each party shall be responsible for the payment of all applicable federal, state and local taxes relating to its business.

7.5  NO WAIVER.  No responsibility, condition, or undertaking contained in this
     ---------
     Agreement may be waived except by the written agreement of the parties. Forbearance or indulgence in any other form by either party in regard to any responsibility, condition, or undertaking to be kept or performed by the other party shall not constitute a waiver thereof, and until complete satisfaction or performance of all such responsibilities, conditions, and undertakings have been satisfied, the other party shall be entitled to invoke any remedy available under this Agreement, despite any such forbearance or indulgence.

7.6  NOTICE.  All notices, requests, demands and other communications which are
     ------
     required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by facsimile; the day after being sent, if sent for next day delivery by a recognized overnight delivery service as verified (e.g., Federal Express); and upon receipt, if sent by certified or
               ----
     registered mail, return receipt requested. In each case notice shall be given as follows:

     If to the Plan, addressed to:  HIP Health Plan of New Jersey
                                    One HIP Plaza
                                    North Brunswick, New Jersey 08902
                                    Facsimile Number: (732) 937-7792
                                    Attention: Victoria A. Wicks, President

     with a copy to:                Frederick S. Title, Vice President and
                                    General Counsel
                                    HIP Health Plan of New Jersey
                                    One HIP Plaza
                                    North Brunswick, New Jersey 08902
                                    Facsimile Number: (732) 937-7792

     If to PHE, addressed to:       Pinnacle Health Enterprises, L.L.C.
                                    103 Eisenhower Parkway
                                    Third Floor
                                    Roseland, New Jersey 07068

                                    Facsimile Number: (973) 403-9358
                                    Attention: Paul Frankel, M.D.
                                    President

     and                            PHP Healthcare Corporation
                                    11440 Commerce Park Drive
                                    Reston, Virginia 20191
                                    Facsimile Number: (703) 758-7232
                                    Attention: Jerrold J. Hercenberg
                                    Senior Vice President and Counsel

7.7  CONFIDENTIALITY
     ---------------

     (A) The Plan and PHE each acknowledge a duty to maintain the confidentiality of the relationship and arrangements between them, including but not limited to the payment terms of this Agreement. Both parties shall make no disclosure of the terms of their relationship beyond that contained in a mutually agreed written summary and shall not release all or any part of this Agreement to any Person without the prior written consent of the parties.

     (B) Both parties agree that confidential information furnished to each other in performance of this Agreement will not be discussed with third parties without the written consent of the other party. Both parties agree that unless otherwise indicated, information disclosed shall be deemed confidential and each party will be responsible for any breach of this provision by Affiliates, advisors, contractors and employees.

     (C) In addition to the confidential information described in Section 6.8, the Plan hereby designates the Provider Guide and all Plan information concerning Credentialing, Quality Improvement, Risk Management, Utilization Management and all Plan business records as confidential information subject to the provisions of this Section 7.7.

7.8  OWNERSHIP OF RECORDS.  The parties acknowledge and agree that the business
     --------------------
     records of each party, including but not limited to those related to Covered Person eligibility, benefits, polices and procedures, manuals, and Coverage Plans and Covered Services shall remain the property of such party.

7.9  MEMBERSHIP INCENTIVE PAYMENTS.  Payments due by the Plan hereunder shall be
     -----------------------------
     independent of those payments which may be due to the Plan under the transaction related to this Agreement between the parties and their Affiliates.

7.10  SURVIVAL OF TERMS.  Sections 3.9, 3.12, 3.13, 3.14, 3.17, 3.20, 3.22, 5.3,
      -----------------
     6.7, 6.8, and 7.7 shall survive the termination or expiration of this Agreement for any reason.

7.11  DUPLICATE ORIGINALS.  This Agreement may be executed in two counterparts,
      -------------------
     each of which shall be deemed an original; however, all shall constitute one and the same Agreement.

7.12  HEADINGS.  The Section headings used herein are for reference and
      --------
      convenience only and shall not enter into the interpretation hereof. Any attachments, exhibits, tables or schedules referred to herein and/or attached or to be attached hereto are incorporated herein to the same extent as if set forth in full herein.

7.13  ASSIGNMENT.
      -----------

      (A) This Agreement, and the right to receive payment hereunder, may not be assigned by PHE without the prior written consent of the Plan. Any attempt by PHE to assign this Agreement without the prior written consent of the Plan shall void the attempted assignment.

      (B) This Agreement may not be assigned by Plan without the prior written consent of PHE.

      (C) All provisions hereof shall be binding upon, inure to the benefit of, and be enforceable by and against the respective successors and permitted assigns of the parties hereto.

7.14  FORCE MAJEURE.  Neither party shall be liable for an inability to meet its
      -------------
      obligations under this Agreement by "Force Majeure". "Force Majeure" means
                                           -------------
      any cause beyond the control of a party, including but not limited to an act of God, act or omission of civil or military authorities of a state or nation, fire, strike, flood, riot, war, delay of transportation, or inability due to any of these causes to obtain necessary labor, materials or facilities; provided, however, that the lack of financial resources or
                     -----------------
      the failure to maintain policies of insurance shall never be excused.

7.15  CONSTRUCTION OF AGREEMENT.  This Agreement shall be construed without
      -------------------------
      regard to any presumption or other rules requiring construction against the party causing the Agreement to be drafted.

7.16  MEDICARE RISK CONTRACTS  To the extent that this Agreement relates to
      -----------------------
      Medicare risk arrangements involving the Plan, the terms and provisions required under the Health Care Financing Administration's rules, manuals and guidelines as the same may be amended from time to time, shall supersede any conflicting provisions contained herein.

7.17  PAYMENTS ON BUSINESS DAYS.  Any payments to be made hereunder which
      -------------------------
      become due and payable on a day other than a business day shall be due on the business day immediately following the day on which such payment would otherwise have been due hereunder.

7.18  PRIOR AGREEMENTS.  PHE agrees, and PHE shall cause PHE Providers to agree,
      ----------------
      that this Agreement supersedes any oral or written agreement to the contrary now existing or hereinafter entered into between PHE or PHE Providers and Covered Persons or Persons acting on Covered Persons' behalf, including but not limited to, insofar as such agreement relates to payment for Covered Services provided under the terms and conditions of this Agreement.

7.19  NO THIRD-PARTY BENEFICIARIES.  Except as provided in Section 3.6(h)(iv),
      ----------------------------
      this Agreement is not a third-party beneficiary contract and shall not in any manner whatsoever confer any rights upon or increase the rights of any Covered Person with respect to the Plan or the duties of the Plan to any Covered Person.

                                     *****

      IN WITNESS WHEREOF, this Agreement has been duly executed by the authorized representatives of the Plan and PHE, on July 24, 1997 to be effective on the Effective Date.

HIP OF NEW JERSEY, INC.           PINNACLE HEALTH ENTERPRISES, L.L.C.

By: /s/ Anthony L. Watson         By: /s/ Anthony M. Picini
   ----------------------            ----------------------
Name:   Anthony L. Watson         Name:   Anthony M. Picini
Title:  Chairman and CEO          Title:  Senior Vice President and Chief
Date:   July 24, 1997                       Financial Officer
                                  Date:   July 24, 1997